                                                                    EXHIBIT 2.52

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          CHANCELLOR MEDIA CORPORATION,

                        CAPSTAR BROADCASTING CORPORATION

                                       AND

                          CBC ACQUISITION COMPANY, INC.




                           DATED AS OF AUGUST 26, 1998

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER
         1.1      THE MERGER....................................................  2
         1.2      CLOSING.......................................................  2
         1.3      EFFECTIVE TIME................................................  2
         1.4      CERTIFICATE OF INCORPORATION..................................  3
         1.5      CERTIFICATES OF DESIGNATIONS..................................  3
         1.6      BYLAWS........................................................  3
         1.7      DIRECTORS.....................................................  3
         1.8      OFFICERS......................................................  4
         1.9      EFFECT ON CAPSTAR CAPITAL STOCK...............................  5
                  (a)      Outstanding Capstar Common Stock.....................  5
                  (b)      Exchange of Certificates.............................  8
                  (c)      Treasury Shares......................................  8
         1.10     EFFECT ON CHANCELLOR CAPITAL STOCK............................  9
                  (a)      Outstanding Chancellor Common Stock..................  9
                  (b)      Treasury Shares......................................  9
                  (c)      Outstanding Chancellor Convertible Preferred
                           Stock................................................  9
                  (d)      Impact of Stock Splits, etc.......................... 10
         1.11     EFFECT ON MERGER SUB CAPITAL STOCK............................ 10
         1.12     EXCHANGE OF CERTIFICATES...................................... 10
                  (a)      Paying Agent......................................... 10
                  (b)      Exchange Procedures.................................. 10
                  (c)      Letter of Transmittal................................ 11
                  (d)      Distributions with Respect to Unexchanged
                           Shares............................................... 12
                  (e)      No Further Ownership Rights in Chancellor
                           Common Stock and Chancellor Convertible
                           Preferred Stock...................................... 12
                  (f)      Termination of Payment Fund.......................... 13
                  (g)      No Liability......................................... 13
                  (h)      Withholding of Tax................................... 13
         1.13     DISSENTING SHARES............................................. 14

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CAPSTAR
         2.1      ORGANIZATION, STANDING AND CORPORATE POWER.................... 14
         2.2      CAPITAL STRUCTURE............................................. 15
         2.3      AUTHORITY; NONCONTRAVENTION................................... 17
         2.4      CAPSTAR SEC DOCUMENTS; FINANCIAL STATEMENTS................... 19
         2.5      ABSENCE OF CERTAIN CHANGES OR EVENTS.......................... 20
         2.6      NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS............... 21
         2.7      VOTING REQUIREMENTS........................................... 21

         2.8      STATE TAKEOVER STATUTES........................................ 21
         2.9      CAPSTAR FCC LICENSES; OPERATIONS OF CAPSTAR
                  LICENSED FACILITIES............................................ 22
         2.10     BROKERS........................................................ 23
         2.11     FCC QUALIFICATION.............................................. 23
         2.12     COMPLIANCE WITH APPLICABLE LAWS................................ 24
         2.13     ABSENCE OF UNDISCLOSED LIABILITIES............................. 24
         2.14     LITIGATION..................................................... 24
         2.15     TRANSACTIONS WITH AFFILIATES................................... 25
         2.16     LABOR MATTERS.................................................. 25
         2.17     EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS........................ 25
         2.18     TAX MATTERS.................................................... 26
         2.19     INTELLECTUAL PROPERTY.......................................... 28
         2.20     ENVIRONMENTAL MATTERS.......................................... 29
         2.21     MATERIAL AGREEMENTS............................................ 30
         2.22     TANGIBLE PROPERTY.............................................. 31
         2.23     OPINION OF FINANCIAL ADVISORS.................................. 31
         2.24     PARENT VOTING COMMON STOCK AND PARENT CONVERTIBLE PREFERRED
                  STOCK.......................................................... 32
         2.25     NO OTHER REPRESENTATIONS AND WARRANTIES........................ 32

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CHANCELLOR
         3.1      ORGANIZATION, STANDING AND CORPORATE POWER..................... 32
         3.2      CAPITAL STRUCTURE.............................................. 33
         3.3      AUTHORITY; NONCONTRAVENTION.................................... 34
         3.4      CHANCELLOR SEC DOCUMENTS; FINANCIAL STATEMENTS................. 36
         3.5      ABSENCE OF CERTAIN CHANGES OR EVENTS........................... 37
         3.6      NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS................ 38
         3.7      BROKERS........................................................ 38
         3.8      OPINION OF FINANCIAL ADVISOR................................... 38
         3.9      ABSENCE OF UNDISCLOSED LIABILITIES............................. 39
         3.10     LITIGATION..................................................... 39
         3.11     TRANSACTIONS WITH AFFILIATES................................... 39
         3.12     VOTING REQUIREMENTS............................................ 40
         3.13     FCC QUALIFICATION.............................................. 40
         3.14     EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS........................ 40
         3.15     TAX MATTERS.................................................... 41
         3.16     INTELLECTUAL PROPERTY.......................................... 42
         3.17     ENVIRONMENTAL MATTERS.......................................... 42
         3.18     COMPLIANCE WITH APPLICABLE LAWS................................ 43
         3.19     CHANCELLOR FCC LICENSES; OPERATIONS OF CHANCELLOR
                  LICENSED FACILITIES............................................ 43
         3.20     STATE TAKEOVER STATUTES........................................ 45
         3.21     NO OTHER REPRESENTATIONS AND WARRANTIES........................ 45

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB
         4.1      ORGANIZATION, STANDING AND CORPORATE POWER..................... 45
         4.2      CAPITAL STRUCTURE.............................................. 46
         4.3      AUTHORITY; NONCONTRAVENTION.................................... 46
         4.4      NO PRIOR ACTIVITIES............................................ 47

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
         5.1    PREPARATION OF FORM S-4 AND JOINT PROXY
                STATEMENT/PROSPECTUS; INFORMATION SUPPLIED................... 47
         5.2    STOCKHOLDER APPROVAL......................................... 49
         5.3    ACCESS TO INFORMATION; CONFIDENTIALITY....................... 50
         5.4    PUBLIC ANNOUNCEMENTS......................................... 51
         5.5    ACQUISITION PROPOSALS........................................ 51
         5.6    CONSENTS, APPROVALS AND FILINGS.............................. 53
         5.7    AFFILIATES LETTERS........................................... 54
         5.8    NYSE LISTING................................................. 54
         5.9    INDEMNIFICATION.............................................. 54
         5.10   LETTER OF CHANCELLOR'S ACCOUNTANTS........................... 56
         5.11   LETTER OF CAPSTAR'S ACCOUNTANTS.............................. 56
         5.12   TRANSACTION STRUCTURE........................................ 56
         5.13   SENIOR CREDIT FACILITY CONSENTS.............................. 57

                                 ARTICLE VI

                COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER
         6.1    CONDUCT OF BUSINESS.......................................... 57
         6.2    CHANCELLOR STOCK OPTIONS..................................... 60
         6.3    OTHER ACTIONS................................................ 61

                                 ARTICLE VII

                            CONDITIONS PRECEDENT
         7.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                THE MERGER................................................... 61
                (a)      Stockholder Approval................................ 61
                (b)      FCC Order........................................... 61
                (c)      Governmental and Regulatory Consents................ 62
                (d)      HSR Act............................................. 62
                (e)      No Injunctions or Restraints........................ 62
                (f)      NYSE Listing........................................ 62
                (g)      Form S-4............................................ 62
                (h)      Capstar Disinterested Stockholders Approval......... 62
                (i)      Chancellor Disinterested Stockholders
                         Approval............................................ 63
                (j)      Dissenting Shares................................... 63
                (k)      Consent of Senior Lenders........................... 63
         7.2    CONDITIONS TO OBLIGATIONS OF CAPSTAR AND MERGER
                SUB.......................................................... 63
                (a)      Representations and Warranties...................... 63
                (b)      Performance of Obligations of Chancellor............ 64
                (c)      Tax Opinion......................................... 64
         7.3    CONDITIONS TO OBLIGATIONS OF CHANCELLOR...................... 64
                (a)      Representations and Warranties...................... 64


                  (b)      Performance of Obligations of Capstar and
                           Merger Sub.  ............................................. 65
                  (c)      Tax Opinion............................................... 65
                  (d)      Material Agreements....................................... 65
                  (e)      Financial Services Agreements............................. 66
                  (f)      Parent Registration Rights Agreement...................... 67

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
         8.1      TERMINATION........................................................ 68
         8.2      EFFECT OF TERMINATION.............................................. 70
         8.3      AMENDMENT.......................................................... 71
         8.4      EXTENSION; CONSENT; WAIVER......................................... 71
         8.5      PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION,
                  CONSENT OR WAIVER.................................................. 71

                                   ARTICLE IX

                             SURVIVAL OF PROVISIONS
         9.1      SURVIVAL........................................................... 71

                                    ARTICLE X

                                     NOTICES
         10.1     NOTICES............................................................ 72

                                   ARTICLE XI

                                  MISCELLANEOUS
         11.1     ENTIRE AGREEMENT................................................... 74
         11.2     EXPENSES........................................................... 74
         11.3     COUNTERPARTS....................................................... 74
         11.4     NO THIRD PARTY BENEFICIARY......................................... 74
         11.5     GOVERNING LAW...................................................... 75
         11.6     ASSIGNMENT; BINDING EFFECT......................................... 75
         11.7     HEADINGS, GENDER, ETC.............................................. 75
         11.8     INVALID PROVISIONS................................................. 75
         11.9     NO RECOURSE AGAINST OTHERS......................................... 76

Annexes

Annex I                    Form of Amended and Restated Certificate of
                           Incorporation of Capstar

Annex II                   Form of Affiliate Letter

                              LIST OF DEFINED TERMS

Acquisition Proposal..................................................... 53
Actions  ................................................................ 29
Adjusted BCF.............................................................  6
Agreement................................................................  1
Bear Stearns............................................................. 23
Board Resignations.......................................................  4
Board Appointments.......................................................  4
BT Wolfensohn............................................................ 23
Capstar Class B Common Stock.............................................  5
Capstar Class A Common Stock.............................................  5
Capstar Material Adverse Effect.......................................... 15
Capstar Class C Common Stock.............................................  5
Capstar Special Committee................................................  1
Capstar Significant Subsidiary........................................... 15
Capstar  ................................................................  1
Capstar Stockholder Proposals............................................ 17
Capstar Disclosure Letter................................................ 17
Capstar FCC Licenses..................................................... 22
Capstar Benefit Plans.................................................... 21
Capstar Licensed Facilities.............................................. 22
Capstar Stockholders Approval............................................ 17
Capstar LMA Facilities................................................... 22
Capstar SEC Documents.................................................... 19
Capstar Stock Option Plan................................................ 15
Capstar Stock Options.................................................... 15
Capstar Partners 12% Preferred Stock..................................... 16
Capstar Partners......................................................... 16
Capstar Communications................................................... 16
Capstar Communications 12-5/8% Preferred Stock........................... 16
Capstar Radio Partners................................................... 16
Capstar Disinterested Stockholders Approval.............................. 63
Capstar Stockholders Meeting............................................. 49
Capstar Financial Advisory Agreement..................................... 66
Capstar Indemnified Parties.............................................. 55
Capstar M&O Agreement.................................................... 66
Chancellor...............................................................  1
Chancellor Special Committee.............................................  1
Chancellor Adjusted BCF Calculation......................................  7
Chancellor 7% Convertible Preferred Stock................................  9
Chancellor Exchange Ratio................................................  9
Chancellor Common Stock..................................................  9
Chancellor $3.00 Convertible Preferred Stock.............................  9
Chancellor Material Adverse Effect....................................... 33
Chancellor LMA Facility FCC Licenses..................................... 44
Chancellor LMA Facilities................................................ 44
Chancellor Stockholders Meeting.......................................... 49

Chancellor FCC Licenses.................................................. 43
Chancellor Stockholders Agreement........................................ 67
Chancellor Disinterested Stockholders Approval........................... 63
Chancellor Indemnified Parties........................................... 55
Chancellor Significant Subsidiary........................................ 33
Chancellor Stockholders Approval......................................... 34
Chancellor Disclosure Letter............................................. 33
Chancellor Stockholders Agreement........................................ 34
Chancellor Operating Subsidiary.......................................... 34
Chancellor Stock Option Plans............................................ 33
Chancellor Disclosure ................................................... 37
Chancellor SEC Documents................................................. 36
Chancellor Benefit Plans................................................. 38
Chancellor Stock Options................................................. 33
Class A Warrants......................................................... 15
Class C Warrants......................................................... 15
Closing Date.............................................................  2
Closing..................................................................  2
Code.....................................................................  1
Communications Act....................................................... 18
Confidentiality Agreement................................................ 51
CSFB..................................................................... 23
D&O Insurance............................................................ 55
Delaware Secretary of State..............................................  2
Delaware Code............................................................  2
Dissenting Shares........................................................ 14
Effective Time...........................................................  3
Employment Arrangements.................................................. 25
Environmental Laws....................................................... 29
Environmental Liabilities................................................ 30
ERISA.................................................................... 25
Exchange Act............................................................. 18
Excluded Assets..........................................................  7
FCC...................................................................... 18
FCC Order................................................................ 61
Form S-4................................................................. 47
Form S-8................................................................. 61
GAAP.....................................................................  6
Goldman Sachs............................................................ 38
Governmental Entity...................................................... 18
Hazardous Materials...................................................... 30
Hicks Muse............................................................... 23
HSR Act.................................................................. 18
Independent Accountant...................................................  7
Initial Capstar Voting Common Exchange Ratio.............................  5
Initial Adjusted BCF Calculation.........................................  7
Initial Capstar Nonvoting Common Exchange Ratio..........................  5
Intellectual Property.................................................... 28

IPO Registration Statement............................................... 19
IRS...................................................................... 26
Joint Proxy Statement/Prospectus......................................... 18
Liens.................................................................... 16
LMA Facility FCC Licenses................................................ 22
Material Agreements...................................................... 31
Material Breach.......................................................... 69
Merger...................................................................  2
Merger Sub...............................................................  1
Morgan Stanley........................................................... 38
Parent Nonvoting Common Stock............................................  5
Parent Voting Common Stock...............................................  5
Parent $3.00 Convertible Preferred Stock.................................  9
Parent 7% Convertible Preferred Stock....................................  9
Parent Board............................................................. 55
Partners Financial Advisory Agreement.................................... 66
Partners M&O Agreement................................................... 66
Paying Agent............................................................. 10
Payment Fund............................................................. 10
Permits.................................................................. 24
Reclassification.........................................................  8
Salomon Smith Barney..................................................... 38
SEC...................................................................... 15
Securities Act........................................................... 19
subsidiary............................................................... 15
Surviving Corporation....................................................  2
Tax Return............................................................... 27
Taxes.................................................................... 28
Termination Fee.......................................................... 70
Underlying Parent Common Stock........................................... 17
Warrants................................................................. 15
Wasserstein.............................................................. 38

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 26, 1998, by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation ("Chancellor"), CAPSTAR BROADCASTING CORPORATION, a Delaware corporation ("Capstar"), and CBC ACQUISITION COMPANY, INC., a Delaware corporation and wholly-owned subsidiary of Capstar ("Merger Sub").

                                    RECITALS

         WHEREAS, Chancellor and Capstar and their respective subsidiaries are engaged in the radio broadcasting business;

         WHEREAS, the Board of Directors of each of Chancellor and Capstar deem it advisable and in the best interests of their respective stockholders to combine their respective broadcast businesses in a strategic merger;

         WHEREAS, subject to the terms and conditions set forth herein, (i) the Board of Directors of Chancellor, upon the recommendation of a duly authorized special committee thereof (consisting of independent directors) (the "Chancellor Special Committee"), has approved the merger of Chancellor with and into Merger Sub, (ii) the Board of Directors of Capstar, upon the recommendation of a duly authorized special committee thereof (consisting of Capstar's independent director) (the "Capstar Special Committee"), has approved the foregoing merger, and (iii) the Board of Directors of Merger Sub has approved the foregoing merger;

         WHEREAS, concurrently with the execution hereof and as a condition to Chancellor entering into this Agreement, certain stockholders of Capstar have entered into a voting agreement with respect to the transactions contemplated hereby;

         WHEREAS, it is the intention of Chancellor, Capstar and Merger Sub that such merger will qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

         WHEREAS, Chancellor, Capstar and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Chancellor shall merge with and into Merger Sub (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "Delaware Code"). At the Effective Time, the separate corporate existence of Chancellor shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of Capstar under the laws of the State of Delaware and with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger shall have the effects set forth in the Delaware Code.

         1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Dallas, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto; provided, however, in no event shall the Closing occur prior to April 15, 1999 and provided, further, that Chancellor, in its sole discretion, shall have the right to delay the Closing after satisfaction and waiver of the conditions set forth in Article VII to a date up to and including July 15, 1999.

         1.3 EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as the parties may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time specified in such certificate of merger (the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION. (a) The Certificate of Incorporation of Merger Sub in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the Delaware Code.

             (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Capstar has adopted a resolution setting forth and approving an amended and restated Certificate of Incorporation as set forth in Annex I hereto (the Parent Amended and Restated Charter"), and directing that such Parent Amended and Restated Charter be considered by the stockholders of Capstar at the Capstar Stockholders Meeting (as defined in Section 5.2(a)), all in accordance with the provisions of the Delaware Code. Prior to the Effective Time of the Merger, Capstar shall file with the Secretary of State of the State of Delaware a certificate of amendment to its Certificate of Incorporation setting forth the Parent Amended and Restated Charter, and from and after the effectiveness of the Parent Amended and Restated Charter, the name of Capstar shall be changed to Chancellor Media Corporation (as such, the "Parent").

         1.5 CERTIFICATES OF DESIGNATIONS. At the Effective Time, the Board of Directors of Capstar shall authorize the designation of two series of preferred stock, $0.01 par value (as defined in Section 1.10(c), the "Parent Convertible Preferred Stock"), of Parent, so as to permit Parent to issue the shares of Parent Convertible Preferred Stock pursuant to Section 1.10 hereof, and the Parent shall file with the Delaware Secretary of State immediately following the Effective Time the certificates of designations with respect to the Parent Convertible Preferred Stock pursuant to the Delaware Code.

         1.6 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Merger shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law.

         1.7 DIRECTORS. The directors of Parent at the Effective Time shall be as set forth below:

Class I Directors

James E. de Castro

Steven Dinetz
Jeffrey A. Marcus
Lawrence D. Stuart, Jr.
R. Steven Hicks

Class II Directors

Thomas O. Hicks
Thomas J. Hodson
John H. Massey
J. Otis Winters
R. Gerald Turner

Class III Directors

Vernon E. Jordan, Jr.
Perry J. Lewis
Michael J. Levitt
Gary R. Chapman


         The directors of the Surviving Corporation immediately following the Effective Time shall be the same as the directors of the Parent set forth in this Section 1.7, except that such directors will not be classified as to term. At or prior to the Effective Time, the Board of Directors of Capstar shall deliver or cause to be delivered to Chancellor the resignations of each of the then current directors of Capstar that is not designated to be a director of the Parent as set forth in this Section 1.7, to be effective as of the Effective Time (the "Board Resignations"), and (ii) certified copies of the resolutions of the remaining members of the Board of Directors of Capstar appointing the Board of Directors of Parent as set forth in this Section 1.7, to be effective as of the Effective Time (the "Board Appointments"). Each Class I director, Class II director and Class III director of Parent will hold office from the Effective Time until the 2000, 2001 and 2002 annual meetings of Parent, respectively, and in all cases, until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of Parent, or as otherwise provided by applicable law. Each director of the Surviving Corporation will hold office from the Effective Time until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Certificate of Incorporation and Bylaws or as otherwise provided by applicable law.

         1.8 OFFICERS. The initial senior executive officers of Parent at the Effective Time shall be the officers of Chancellor immediately prior to the Effective Time, together with R. Steven Hicks, who will serve as Vice Chairman of the Board of Directors of Parent. The initial officers of the Surviving Corporation at the Effective Time shall be the officers of Chancellor immediately prior to the Effective Time. Each such officer of Parent and the Surviving Corporation will hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of each of Parent and the Surviving Corporation or as otherwise provided by applicable law. The names, titles and responsibilities of the other individuals who initially will hold officerships with Parent shall be determined by Chancellor and Capstar prior to the Effective Time, and the election of these persons shall be considered by the Board of Directors of Parent following the Effective Time.

         1.9 EFFECT ON CAPSTAR CAPITAL STOCK.

             (a) Outstanding Capstar Common Stock. (i) Each share of Class A Common Stock, $0.01 par value ("Capstar Class A Common Stock") and Class C Common Stock, $0.01 par value ("Capstar Class C Common Stock") in each case of Capstar, issued and outstanding immediately prior to the Effective Time (other than shares of Capstar Class A Common Stock or Capstar Class C Common Stock held as treasury shares by Capstar) shall, by virtue of the effectiveness of the Parent Amended and Restated Charter and without any action on the part of the holder thereof, be reclassified, changed and converted into 0.4800 of a validly issued, fully paid and nonassessable share of the common stock, $0.01 par value ("Parent Voting Common Stock"), of Parent (the "Initial Capstar Voting Common Exchange Ratio"), subject to adjustment as set forth in subparagraph (iii) below.

             (ii) Each share of Class B Common Stock, $0.01 par value ("Capstar Class B Common Stock" and, collectively with Capstar Class A Common Stock and Capstar Class C Common Stock, the "Capstar Common Stock"), of Capstar issued and outstanding immediately prior to the Effective Time (other than shares of Capstar Class B Common Stock held as treasury shares by Capstar) shall, by virtue of the effectiveness of the Parent Amended and Restated Charter and without any action on the part of the holder thereof, be reclassified, changed and converted into 0.4800 of a validly issued, fully paid and nonassessable share of the nonvoting common stock, $0.01 par value ("Parent Nonvoting Common Stock" and, collectively with the Parent Voting Common Stock, the "Parent Common Stock"), of Parent (the "Initial Capstar Nonvoting Common Exchange Ratio" and, collectively with the Initial Capstar Voting Common Exchange Ratio, the "Initial Capstar Exchange

Ratio"), subject to adjustment as set forth in subparagraph (iii) below.

             (iii) The Initial Capstar Exchange Ratio shall be subject to adjustment as follows (as so adjusted, the "Capstar Exchange Ratio"):

               (1) In the event that the Adjusted BCF (as hereinafter defined) is equal to or less than $245.5 million, the Capstar Exchange Ratio shall equal 0.4800;

               (2) In the event that the Adjusted BCF is greater than $245.5 million but less than $270.5 million, then the Capstar Exchange Ratio shall equal (rounded to the nearest ten thousandth) (A) 0.4800, plus
         (B) the product of (x) 0.0250 times (y) a fraction, the numerator of which is equal to the amount of Adjusted BCF, minus, 245,500,000, and the denominator of which is 25,000,000; or

               (3) In the event that the Adjusted BCF is equal to or greater than $270.5 million, then the Capstar Exchange Ratio shall equal 0.5050.


         For purposes of this Section 1.9(a)(iii), "Adjusted BCF" means the sum of (x) $114,500,000 plus (y) the aggregate revenues of Capstar, excluding revenues of or attributable to the Excluded Assets (as hereinafter defined), for the period beginning July 1, 1998 and ending on December 31, 1998, minus the aggregate operating expenses of Capstar, excluding operating expenses attributable to the Excluded Assets, for such period, in each case determined using similar methodology to that used for the periods prior to June 30, 1998 and in accordance with generally accepted accounting principles ("GAAP"), consistently applied, excluding from such expenses and revenues the following items in a manner consistent with Capstar's past practices: (A) depreciation, amortization and other non-cash expenses, (B) interest expense, (C) income taxes, (D) expenses associated with equity-based incentive and compensation plans and equity interests in Capstar related to awards made prior to the date of this Agreement or otherwise permitted under this Agreement, (E) fees payable to Hicks Muse (as hereinafter defined) and its affiliates, (F) corporate overhead of Capstar or any predecessor, (G) fees paid to third parties pursuant to local marketing agreements or joint sales agreements (other than the operating expense reimbursement component thereof), (H) gains and losses from sales of fixed assets, (I) repairs and maintenance expenditures in excess of $500 per expenditure, (J) transaction costs, including legal fees, other litigation costs and other related expenses (including any bonus payments or severance expenses) of Capstar or any predecessor incurred in connection with the transactions contemplated by this Agreement or any other acquisitions by Capstar, and (K) expenses associated with other nonrecurring items. For purposes of this Agreement, "Excluded Assets" means: (1) Prophet Systems, and (2) acquisition and divestiture transactions pending as of the date of this Agreement or thereafter (other than the acquisition of any of the stations set forth in Section 1.9(a) of the Chancellor Disclosure Letter (as hereinafter defined) to which Capstar provides programming services pursuant to local marketing agreements or joint sales agreements in effect as of the date of this Agreement), including without limitation, pending acquisitions in Albany, Burlington, Frederick, Portsmouth-Dover-Rochester, Winchester, Lincoln, Ogallala, Omaha, Shreveport, Wichita, and Spokane.

             (iv) On or prior to February 28, 1999, Capstar shall deliver to Chancellor in writing the calculation of Adjusted BCF, described in reasonable detail (the "Initial Adjusted BCF Calculation"). Following receipt of such Initial Adjusted BCF Calculation, Chancellor shall have 14 days within which to
(i) agree in writing to the amount of Adjusted BCF or (ii) provide Capstar written objection to the calculation of the amount of Adjusted BCF, setting forth Chancellor's calculation of Adjusted BCF (the "Chancellor Adjusted BCF Calculation"). If the amount of the Initial Adjusted BCF Calculation and the Chancellor Adjusted BCF Calculation differ by less than $2,000,000, the Initial Adjusted BCF Calculation shall be the final determination of Adjusted BCF. If the amount of the Initial Adjusted BCF Calculation and the Chancellor Adjusted BCF Calculation differ by $2,000,000 or more, and Capstar and Chancellor are unable to resolve any disagreements with respect to the determination or amount of the Adjusted BCF within 14 days following delivery of the Chancellor Adjusted BCF Calculation to Capstar, the parties shall refer their remaining differences to the Dallas, Texas office of Arthur Andersen LLP (the "Independent Accountant"), which shall, acting as arbitrators, determine, only with respect to the remaining differences so submitted, whether and to what extent the Adjusted BCF set forth in the Initial Adjusted BCF Calculation requires adjustment. The Independent Accountant's determination of Adjusted BCF shall be delivered in writing to Chancellor and Capstar within 20 days following the Independent Accountant's retention and shall be conclusive and binding upon each of them. In the event of submission of the Adjusted BCF calculation to the Independent Accountant, (i) in the event that the Initial Adjusted BCF Calculation is closer to the final Adjusted BCF, as determined by the Independent Accountant, Chancellor shall pay the fees and expenses of the Independent Accountant relating to its engagement pursuant hereto, or (ii) in the event that the Chancellor Adjusted BCF Calculation is closer to the final Adjusted BCF, as determined by the Independent Accountant, Capstar shall pay the fees and expenses of the Independent Accountant. The parties agree that the $114,500,000 component of Adjusted BCF is not subject to the procedures set forth in this Section 1.9(a)(iv).

             (b) Exchange of Certificates. Promptly after the Effective Time (but in no event more than five business days thereafter), Parent shall require its transfer agent to mail to each record holder of certificates that immediately prior to the effectiveness of the Parent Amended and Restated Charter represented shares of Capstar Common Stock which have been reclassified, converted and exchanged pursuant to the filing of the Parent Amended and Restated Charter (the "Reclassification"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing shares of Capstar Common Stock to the transfer agent, and which shall be in such form and have such provisions as Parent reasonably may specify) and instructions for use in surrendering such certificates and receiving the shares of Parent Common Stock to which such holder shall be entitled therefor pursuant to Section 1.9(a) as a result of the filing and effectiveness of the Parent Amended and Restated Charter. Pursuant to the terms of the Parent Amended and Restated Charter, no certificates or scrip representing fractional shares of Parent Voting Common Stock or Parent Nonvoting Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Reclassification represented shares of Capstar Class A Common Stock, Capstar Class B Common Stock or Capstar Class C Common Stock which have been converted pursuant to the Reclassification, and such fractional share interests will not entitle the owner thereof to vote or any rights of a stockholder of Parent. In lieu of any such fractional shares, Parent shall satisfy payment with respect to such fractional shares by delivering to the transfer agent for distribution to the holders of such fractional shares reasonably promptly following the Reclassification cash (without interest) in an amount equal to the aggregate amount of all such fractional shares multiplied by the closing price per share of the Capstar Class A Common Stock on the New York Stock Exchange on the trading day immediately prior to the Reclassification.

             (c) Treasury Shares. Each share of Capstar Common Stock which is held as a treasury share by Capstar at the Effective Time shall, by virtue of effectiveness of the Parent Amended and Restated Charter and without any action on the part of Capstar, be cancelled and retired and cease to exist, without any conversion thereof.

         1.10 EFFECT ON CHANCELLOR CAPITAL STOCK. (a) Outstanding Chancellor Common Stock. Each of the shares of common stock, $0.01 par value ("Chancellor Common Stock"), of Chancellor issued and outstanding immediately prior to the Effective Time (other than shares of Chancellor Common Stock held as treasury shares by Chancellor) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive one validly issued, fully paid and nonassessable share of Parent Voting Common Stock (the "Chancellor Exchange Ratio"). The shares of Parent Voting Common Stock to be issued to holders of shares of Chancellor Common Stock in accordance with this
Section 1.10(a) and the shares of Parent Convertible Preferred Stock to be issued to holders of Chancellor Convertible Preferred Stock (as hereinafter defined) are referred to collectively as the "Merger Consideration."

             (b) Treasury Shares. Each share of Chancellor Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by Chancellor shall, by virtue of the Merger and without any action on the part of Chancellor, be cancelled and retired and cease to exist, without any conversion thereof.

             (c) Outstanding Chancellor Convertible Preferred Stock. Each share (other than a Dissenting Share, as defined in Section 1.13 below) of 7% Convertible Preferred Stock, $0.01 par value ("Chancellor 7% Convertible Preferred Stock"), and $3.00 Convertible Exchangeable Preferred Stock, $0.01 par value ("Chancellor $3.00 Convertible Preferred Stock" and, collectively with the Chancellor 7% Convertible Preferred Stock, the "Chancellor Convertible Preferred Stock"), in each case of Chancellor, outstanding immediately prior to the Effective Time shall be converted into a right to receive one share of 7% Convertible Preferred Stock, $0.01 par value ("Parent 7% Convertible Preferred Stock"), and $3.00 Convertible Exchangeable Preferred Stock, $0.01 par value ("Parent $3.00 Convertible Preferred Stock" and, collectively with the Parent 7% Convertible Preferred Stock, the "Parent Convertible Preferred Stock"), in each case of Parent, respectively, having substantially identical powers, preferences and relative rights as the Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock, respectively, with appropriate changes to the respective conversion prices thereof in accordance with the terms of their respective certificates of designations. Dividends on the Parent 7% Convertible Preferred Stock and Parent $3.00 Convertible Preferred Stock shall accrue from the last dates prior to the Effective Time on which dividends were declared on the shares of Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock, respectively.

             (d) Impact of Stock Splits, etc. In the event of any change in Capstar Common Stock and/or Chancellor Common Stock between the date of this Agreement and the Effective Time of the Merger in accordance with the terms of this Agreement by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Parent Voting Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of Chancellor Common Stock as provided in this Agreement shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of Chancellor Common Stock and Capstar Common Stock.

         1.11 EFFECT ON MERGER SUB CAPITAL STOCK. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger and, following the Merger, shall thereafter represent all of the issued and outstanding capital stock of the Surviving Corporation.

         1.12    EXCHANGE OF CERTIFICATES.

             (a) Paying Agent. Immediately following the Effective Time, Parent shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Chancellor Common Stock and Chancellor Convertible Preferred Stock (other than treasury shares and Dissenting Shares), certificates representing the shares of Parent Voting Common Stock and Parent Convertible Preferred Stock to be issued to such holders pursuant to Section 1.10 (such certificates, together with any dividends or distributions with respect to the shares represented by such certificates, being hereinafter referred to as the "Payment Fund").

             (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Chancellor Common Stock or shares of Chancellor Convertible Preferred Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of Parent Voting Common Stock or Parent Convertible Preferred Stock which the aggregate number of shares of Chancellor Common Stock or shares of Chancellor Convertible Preferred Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.10 of this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing the shares of Chancellor Common Stock or shares of Chancellor Convertible Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined in Section 2.18) required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Chancellor or its transfer agent of certificates representing shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock, and if such certificates are presented to the Surviving Corporation, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this
Section 1.12(b), each certificate representing shares of Chancellor Common Stock (other than certificates representing treasury shares to be cancelled in accordance with the terms of this Agreement) and shares of Chancellor Convertible Preferred Stock (other than Dissenting Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 1.10.

             (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), Parent shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock which have been converted pursuant to
Section 1.10, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock to the Paying Agent, and which shall be in such form and have such provisions as Parent reasonably may specify) and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.10.

             (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Voting Common Stock or Parent Convertible Preferred Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock which have been converted pursuant to Section 1.10, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Parent Voting Common Stock or Parent Convertible Preferred Stock into which the shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.10, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Voting Common Stock or Parent Convertible Preferred Stock.

             (e) No Further Ownership Rights in Chancellor Common Stock and Chancellor Convertible Preferred Stock. The Merger Consideration (or, in the case of Dissenting Shares, the cash payment therefor) paid upon the surrender for exchange of certificates representing shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock in accordance with the terms of this
Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock theretofore represented by such certificates, subject, however, to Parent's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Chancellor on the shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock and which remain unpaid at the Effective Time. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Chancellor Common Stock and Chancellor Convertible Preferred Stock shall cease to have any further rights with respect to such shares except as provided herein or by applicable law.

             (f) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of certificates representing shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock for 120 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock who have not theretofore complied with this Article I shall thereafter look only to Parent and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to Chancellor Common Stock or Chancellor Convertible Preferred Stock to which they are entitled pursuant to this Article I.

             (g) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any person previously entitled thereto.

             (h) Withholding of Tax. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Chancellor Common Stock or Chancellor Convertible Preferred Stock, from payments made in respect of Dissenting Shares, and from cash payable in lieu of fractional shares of Parent Common Stock pursuant to the Reclassification if any, such amount as Parent (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Chancellor Common Stock, Chancellor Convertible Preferred Stock or stockholders of Capstar in respect of which such deduction and withholding was made by Parent.

         1.13 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, shares of Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto and who properly demands in writing appraisal of such shares of Chancellor 7% Convertible Preferred Stock or Chancellor $3.00 Convertible Preferred Stock, as the case may be, in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Chancellor 7% Convertible Preferred Stock or Chancellor $3.00 Convertible Preferred Stock, as the case may be, held by them in accordance with the provisions of Section 262 of the Delaware Code, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under
Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in this Article I of the certificate or certificates that formerly represented such securities. Chancellor shall take all actions required to be taken by it in accordance with
Section 262(d) of the Delaware Code with respect to the holders of Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CAPSTAR

         Capstar hereby represents and warrants to Chancellor as follows:

         2.1     ORGANIZATION, STANDING AND CORPORATE POWER.  Each of
Capstar and the Capstar Significant Subsidiaries (as defined below) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of Capstar and the Capstar Significant
Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Capstar and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the radio broadcasting industry) (a "Capstar Material Adverse Effect"). Capstar has delivered to Chancellor complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "Capstar Significant Subsidiary" means any subsidiary of Capstar that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). For purposes of this Agreement, a "subsidiary" of any person shall mean any other entity at least a majority of the equity interests in which is beneficially owned, directly or indirectly, by the specified person.

         2.2 CAPITAL STRUCTURE. (a) The authorized capital stock of Capstar consists of (i) 750,000,000 shares of Capstar Class A Common Stock, (ii) 150,000,000 shares of Capstar Class B Common Stock, (iii) 150,000,000 shares of Capstar Class C Common Stock, and (iv) 100,000,000 shares of preferred stock, $0.01 par value, none of which shares of preferred stock are issued and outstanding. At the close of business on August 24, 1998: (A) 33,925,158 shares of Capstar Class A Common Stock were issued and outstanding, 500,000 shares of Capstar Class A Common Stock were reserved for issuance pursuant to outstanding warrants (the "Class A Warrants") to purchase shares of Capstar Class A Common Stock, 4,700,000 shares of Capstar Class A Common Stock were reserved for issuance pursuant to options to purchase Capstar Class A Common Stock granted under the Capstar Broadcasting Corporation 1998 Amended and Restated Stock Option Plan (the "Capstar Stock Option Plan"), of which stock options to purchase 3,841,045 shares of Capstar Class A Common Stock have been granted to directors, officers or employees of Capstar or others ("Capstar Stock Options"), and 300,000,000 shares of Capstar Class A Common Stock were reserved for issuance upon the conversion of shares of Capstar Class B Common Stock and Capstar Class C Common Stock; (B) 6,081,723 shares of Capstar Class B Common Stock were issued and outstanding and no shares of Capstar Class B Common Stock were reserved for issuance for any purpose; (C) 67,589,121 shares of Capstar Class C Common Stock were issued and outstanding and 2,196,408 shares of Capstar Class C Common Stock were reserved for issuance pursuant to outstanding warrants (the "Class C Warrants" and, collectively with the Class A Warrants, the "Warrants") to purchase shares of Capstar Class C Common Stock; and (D) no shares of Capstar Common Stock were held as treasury shares by Capstar or any subsidiary of Capstar. Except as set forth above or as disclosed in the Capstar Disclosure Letter, at the close of business on August 24, 1998, no shares of capital stock or other equity securities of Capstar were authorized, issued, reserved for issuance or outstanding. All outstanding shares of Capstar Common Stock are, and all shares which may be issued upon the exercise of outstanding Capstar Stock Options and Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Capstar or any subsidiary of Capstar having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Capstar or any subsidiary of Capstar may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each subsidiary of Capstar have been validly issued and are fully paid and nonassessable and (except for the shares of 12% Senior Exchangeable Preferred Stock, $0.01 par value ("Capstar Partners 12% Preferred Stock"), of Capstar Broadcasting Partners, Inc., a Delaware corporation ("Capstar Partners") and the 12-5/8% Series E Cumulative Exchangeable Preferred Stock, $0.01 par value ("Capstar Communications 12-5/8% Preferred Stock"), of Capstar Communications, Inc. (formerly known as SFX Broadcasting, Inc.) ("Capstar Communications")) are owned by Capstar, by one or more wholly-owned subsidiaries of Capstar or by Capstar and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of the senior credit facility of Capstar Radio Broadcasting Partners, Inc., a Delaware corporation ("Capstar Radio Partners"). Except as set forth above, except as set forth in the Capstar Disclosure Letter or the Capstar SEC Documents (as defined in
Section 2.4), and except for certain provisions of the Certificate of Incorporation of Capstar relating to "alien ownership" of the Capstar Common Stock, neither Capstar nor any subsidiary of Capstar has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Capstar or any subsidiary of Capstar to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Capstar or any Capstar Significant Subsidiary or (ii) restricts the transfer of Capstar Common Stock. Except with respect to the formation of Merger Sub, from the close of business on August 24, 1998 to the date hereof, neither Capstar nor any subsidiary of Capstar has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock.

         2.3 AUTHORITY; NONCONTRAVENTION. Capstar has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders (the "Capstar Stockholders Approval") with respect to the approval and adoption of the Parent Amended and Restated Charter, the issuance of shares of Parent Voting Common Stock in the Merger, the issuance of shares of Parent Voting Common Stock to be issued upon the conversion of the Parent Convertible Preferred Stock (the "Underlying Parent Common Stock"), and the adoption of the Chancellor Stock Option Plans (as defined in Section 3.2) (the "Capstar Stockholder Proposals"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Capstar and the consummation by Capstar of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Capstar, subject to the Capstar Stockholders Approval. This Agreement has been duly executed and delivered by Capstar and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of Capstar, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in the Capstar Disclosure Letter and subject to receipt of the Capstar Stockholders Approval and the filing of the Parent Amended and Restated Charter and the certificates of designations referred to in Section 1.5, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) except with respect to the issuance of shares of Parent Voting Common Stock and Parent Convertible Preferred Stock pursuant to this Agreement, which will be effected following the filing of the Parent Amended and Restated Charter, conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Capstar or the comparable documents of any Capstar Significant Subsidiary, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Capstar or any of the Capstar Significant Subsidiaries is a party or by which Capstar or any of the Capstar Significant Subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Capstar, the Surviving Corporation, Chancellor, or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of Capstar or any of its subsidiaries outstanding as of the date hereof or equity security of Capstar or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for conflicts, breaches, defaults or other consequences (collectively, "breaches") that, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect or to materially hinder Capstar's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Capstar or any of the Capstar Significant Subsidiaries in connection with the execution and delivery of this Agreement by Capstar or the consummation by Capstar of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder,
(ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of Capstar FCC Licenses (as defined in Section 2.9) for the operation of the Capstar Licensed Facilities, (iii) the filing of a registration statement under the Securities Act with respect to the issuance of shares of Parent Voting Common Stock and Parent Convertible Preferred Stock in the Merger, (iv) a proxy statement to be filed with the SEC by Capstar relating to the Capstar Stockholders Approval (such proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus"), (v) any filing required by the New York Stock Exchange with respect to the issuance of shares of Parent Voting Common Stock in the Merger, upon exercise of the Chancellor Stock Options issued pursuant to the Chancellor Stock Option Plans and upon conversion of Parent Convertible Preferred Stock, (vi) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, (viii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains taxes and real property transfer taxes, and (ix) the filing with the Delaware Secretary of State of the certificate of designations for the Parent Convertible Preferred Stock in accordance with Section 1.5.

         2.4 CAPSTAR SEC DOCUMENTS; FINANCIAL STATEMENTS. (i) Capstar has filed with the SEC a Registration Statement on Form S-1, as amended (the "IPO Registration Statement"), with respect to the registration of an initial public offering of the Capstar Class A Common Stock pursuant to the Prospectus dated May 26, 1998 contained in such IPO Registration Statement, and has filed all required reports, schedules, forms, statements and other documents with the SEC since the effective date of the IPO Registration Statement (such IPO Registration Statement and reports, schedules, forms, statements and other documents and any other documents filed with the SEC by Capstar, Capstar Partners, Capstar Radio Partners and Capstar Communications and publicly available prior to the date of this Agreement are hereinafter referred to as the "Capstar SEC Documents"); (ii) as of their respective dates, the Capstar SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Capstar SEC Documents, and none of the Capstar SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of Capstar and its predecessors included in the Capstar SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Capstar and its consolidated subsidiaries (or its predecessors and their respective consolidated subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Capstar SEC Documents or the Capstar Disclosure Letter, or as otherwise agreed to in writing after the date hereof by Chancellor, or as expressly permitted by this Agreement, since the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, Capstar and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Capstar Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Capstar's outstanding capital stock, (iii) to the date of this Agreement, any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) to the date of this Agreement, (x) any granting by Capstar or any of its subsidiaries to any director, officer or other employee or independent contractor of Capstar or any of its subsidiaries of any increase in compensation or acceleration of benefits as a result of which the annual compensation payable with respect thereto would exceed $150,000, except under employment agreements in effect as of the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, (y) any granting by Capstar or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Capstar, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, or (z) any entry by Capstar or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement as a result of which the annual compensation payable with respect thereto would exceed $150,000 with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by Capstar or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. Except as disclosed in the Capstar Disclosure Letter or in the Capstar SEC Documents, no current or former director, officer, employee or independent contractor of Capstar or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Capstar Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Capstar or any of its subsidiaries under any Capstar Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

         2.7 VOTING REQUIREMENTS. The affirmative vote of the holders of (a) a majority of the outstanding shares of Capstar Class A Common Stock voting as a single class with respect to the approval and adoption of the Parent Amended and Restated Charter, (b) a majority of the outstanding shares of Capstar Class C Common Stock voting as a single class with respect to the approval and adoption of the Parent Amended and Restated Charter, (c) a majority of the voting power of the outstanding shares of Capstar Class A Common Stock and Capstar Class C Common Stock, voting as a single class as provided in Capstar's Certificate of Incorporation, with respect to the adoption of the Parent Amended and Restated Charter, and (d) a majority of the voting power of the outstanding shares of Capstar Class A Common Stock and Capstar Class C Common Stock represented in person or by proxy at the Capstar Stockholders Meeting and entitled to vote thereon, voting as a single class as provided in Capstar's Certificate of Incorporation, with respect to (i) the approval and issuance of the Parent Voting Common Stock in the Merger, (ii) the issuance of the Underlying Parent Common Stock upon conversion of the Parent Convertible Preferred Stock, and
(iii) the approval and adoption of the Chancellor Stock Option Plans and any amendments thereto, are the only votes of the holders of any class or series of Capstar's capital stock necessary by law to approve the Capstar Stockholder Proposals.

         2.8 STATE TAKEOVER STATUTES. The Board of Directors of Capstar has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the Delaware Code. To Capstar's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Capstar or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Capstar to consummate the transactions contemplated by this Agreement.

         2.9 CAPSTAR FCC LICENSES; OPERATIONS OF CAPSTAR LICENSED FACILITIES. Capstar and its subsidiaries have operated the radio stations for which Capstar and any of its subsidiaries hold licenses from the FCC, in each case which are owned or operated by Capstar and its subsidiaries (each a "Capstar Licensed Facility" and collectively the "Capstar Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Capstar and its subsidiaries (the "Capstar FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. To the knowledge of Capstar, each broadcast radio station for which Capstar or any of its subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Capstar LMA Facility" and collectively the "Capstar LMA Facilities") has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such Capstar LMA Facility (each an "LMA Facility FCC License" and collectively the "LMA Facility FCC Licenses"). Capstar has, and its subsidiaries have, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Capstar Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. Capstar and each of its subsidiaries have, and are the authorized legal holders of, all the Capstar FCC Licenses necessary or used in the operation of the businesses of the Capstar Licensed Facilities as presently operated. To the knowledge of Capstar, the third-parties with which Capstar or its subsidiaries have entered into local marketing agreements with respect to the Capstar LMA Facilities have, and are the authorized legal holders of, the LMA Facility FCC License necessary or used in the operation of the business of the respective Capstar LMA Facility to which such local marketing agreement relates. All Capstar FCC Licenses and, to the knowledge of Capstar, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Capstar, each of its subsidiaries (or, to Capstar's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. As of the date hereof, except as set forth in the Capstar Disclosure Letter, no application, action or proceeding is pending for the renewal of any Capstar FCC License or, to the knowledge of Capstar, LMA Facility FCC License as to which any petition to deny has been filed and, to Capstar's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Capstar Licensed Facility or Capstar LMA Facility that, if adversely determined, could reasonably be expected to have a Capstar Material Adverse Effect, and Capstar is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the Capstar FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not now pending and, to Capstar's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Capstar FCC Licenses or, to the knowledge of Capstar, any of the LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a Capstar Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry).

         2.10 BROKERS. Except with respect to Hicks, Muse & Co. Partners, L.P. ("Hicks Muse"), Credit Suisse First Boston Corporation ("CSFB"), BT Wolfensohn, a division of BT Alex. Brown Incorporated ("BT Wolfensohn") and Bear, Stearns & Co. Inc. ("Bear Stearns"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Capstar directly with Chancellor without the intervention of any person on behalf of Capstar in such a manner as to give rise to any valid claim by any person against Capstar, Chancellor, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Capstar Disclosure Letter sets forth a written summary of the terms of its agreement relating to the transactions contemplated by this Agreement with CSFB, BT Wolfensohn and Bear Stearns, and Section 7.3(e) of this Agreement sets forth a summary of the terms of its agreement relating to the transactions contemplated by this Agreement with Hicks Muse, and Capstar has no other agreements or understandings (written or oral) with respect to such services.

         2.11 FCC QUALIFICATION. Capstar and its subsidiaries are fully qualified under the Communications Act to be the transferors of control of the Capstar FCC Licenses. Except as disclosed in the Capstar Disclosure Letter, Capstar is not aware of any facts or circumstances relating to the FCC qualifications of Capstar or any of its subsidiaries that would prevent the FCC's granting the FCC Form 315 Transfer of Control Application to be filed with respect to the Merger.

         2.12 COMPLIANCE WITH APPLICABLE LAWS. Each of Capstar and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect. Except as disclosed in the Capstar Disclosure Letter, Capstar and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect.

         2.13 ABSENCE OF UNDISCLOSED LIABILITIES. Except for (x) liabilities disclosed in the Capstar SEC Documents, (y) current liabilities incurred by Capstar and its subsidiaries in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet of Capstar set forth in the Capstar SEC Documents and (z) liabilities contemplated by this Agreement or disclosed in the Capstar Disclosure Letter, Capstar and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Capstar and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Capstar Material Adverse Effect.

         2.14 LITIGATION. Except as disclosed in the Capstar SEC Documents or the Capstar Disclosure Letter, to the date of this Agreement, there is no litigation, administrative action, arbitration or other proceeding pending against Capstar or any of its subsidiaries or, to the knowledge of Capstar, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Capstar Material Adverse Effect or (ii) prevent, or significantly delay, the consummation of the transactions contemplated by this Agreement. Except as set forth in the Capstar Disclosure Letter or in the Capstar SEC Documents, to the date of this Agreement, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Capstar or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 2.14.

         2.15 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement, or except to the extent disclosed in the Capstar SEC Documents or in the Capstar Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between Capstar or its subsidiaries, on the one hand, and Capstar's affiliates (other than subsidiaries of Capstar) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         2.16 LABOR MATTERS. Except as set forth in the Capstar Disclosure Letter or in the Capstar SEC Documents, (i) neither Capstar nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of Capstar or any of its subsidiaries are represented by any labor organization, (ii) to the knowledge of Capstar, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (iii) to the knowledge of Capstar, there are no material organizing activities involving Capstar or any of its subsidiaries with respect to any group of employees of Capstar or its subsidiaries.

         2.17 EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS. (a) The Capstar Disclosure Letter sets forth a complete and correct list of (i) all Capstar Benefit Plans, including all employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") presently sponsored by Capstar or any of its subsidiaries, and (ii) all persons with whom Capstar or its subsidiaries have written employment, severance, termination, change-in-control or indemnification agreements (collectively, the "Employment Arrangements"), under which Capstar or any of its subsidiaries has any obligation or liability (contingent or otherwise), except for any Employment Arrangement which (x) provides for annual compensation (excluding benefits) of $150,000 or less, (y) has an unexpired term of or can be terminated (before, on or after a change in control) in less than one year from the date hereof without additional cost or penalty or (z) relates to agreements for on-air talent entered into in the ordinary course of business consistent with past practices. Except as set forth in the Capstar SEC Documents or in the Capstar Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect: (A) each Capstar Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Capstar Benefit Plan and (C) each Capstar Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service ("IRS") regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

             (b) To the date of this Agreement, there is no litigation or administrative or other proceeding involving any Capstar Benefit Plan or Employment Arrangement nor has Capstar or any of its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Capstar Material Adverse Effect. Except as set forth in the Capstar Disclosure Letter, neither Capstar nor any of its subsidiaries has contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither Capstar nor any of its subsidiaries has incurred, nor, to the best of Capstar's knowledge, is reasonably likely to incur any withdrawal liability which remains unsatisfied in an amount which could reasonably be expected to have a Capstar Material Adverse Effect. The termination of, or withdrawal from, any Capstar Benefit Plan or multiemployer plan to which Capstar or its subsidiaries contributes, on or prior to the Closing Date, will not subject Capstar or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a Capstar Material Adverse Effect.

         2.18 TAX MATTERS. Except as set forth in the Capstar Disclosure Letter or in the Capstar SEC Documents, (A) Capstar and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (B) all Taxes (as defined below) of Capstar and each of its subsidiaries shown to be due on the Tax Returns described in (A) above have been or will be timely paid, (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against Capstar or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Capstar and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination,
(D) Capstar and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from Capstar or any of its subsidiaries, (E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of Capstar or any of its subsidiaries,
(F) neither Capstar nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to Taxes, (G) neither Capstar nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which Capstar is the common parent, (H) neither Capstar nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by Capstar or any of its subsidiaries, as the case may be, (l) neither Capstar nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise, (J) Capstar and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to withholding of Taxes and (K) no property owned by Capstar or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(l) of the Code; or (iii) is tax exempt bond financed property within the meaning of
Section 168(g) of the Code.

         As used in this Agreement, "Tax Return" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. As used in this Agreement, "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies or similar charges of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

         2.19 INTELLECTUAL PROPERTY. Except as set forth in the Capstar Disclosure Letter and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect: (a) Capstar and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Capstar and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Capstar or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Capstar, no person is challenging, infringing on or otherwise violating any right of Capstar or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Capstar or its subsidiaries; and (d) neither Capstar nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Capstar and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Capstar or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

         For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

         2.20 ENVIRONMENTAL MATTERS. Except as disclosed in the Capstar SEC Documents or in the Capstar Disclosure Letter and except as could not reasonably be expected to have a Capstar Material Adverse Effect: (i) the operations of Capstar and its subsidiaries have been and are in compliance with all Environmental Laws (as defined below) and with all Permits required by Environmental Laws, (ii) to the date of this Agreement, there are no pending or, to the knowledge of Capstar, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against Capstar or its subsidiaries or involving any real property currently or, to the knowledge of Capstar, formerly owned, operated or leased by Capstar or its subsidiaries, (iii) Capstar and its subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of Capstar, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Capstar, formerly owned, operated or leased by Capstar or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of Capstar all real property operated or leased by Capstar or its subsidiaries is free of contamination from Hazardous Material (as defined below) and (v) there is not now, nor, to the knowledge of Capstar, has there been in the past, on, in or under any real property owned, leased or operated by Capstar or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (b) any asbestos-containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances.

         As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., ss. 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

         2.21 MATERIAL AGREEMENTS. (a) Except as disclosed in the Capstar Disclosure Letter, from and after the date of filing of the Capstar SEC Documents to the date of this Agreement, neither Capstar nor any of its subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that would be required to be filed with the SEC or any material amendment, modification or waiver under any contract, agreement or other document or instrument (other than any such amendments, modifications or waivers entered into following the date of this Agreement in connection with the transactions contemplated hereby) that was previously filed with the SEC or would be required to be so filed.

             (b) Except as filed as an exhibit to the Capstar SEC Documents or as set forth in the Capstar Disclosure Letter, to the date of this Agreement, neither Capstar nor any of its subsidiaries is a party to or has entered into or made any material amendment or modification to or granted any material waiver under any contract, agreement, document or instrument that

Capstar would be required to file under Item 601 of Regulation S- K promulgated under the Exchange Act as an Exhibit to Form 10-K (collectively, the "Material Agreements").

             (c) Each of the Material Agreements is valid and enforceable against Capstar in accordance with its terms, and there is no default under any Material Agreements either by Capstar or any of its subsidiaries which is a party to such Material Agreements or, to the knowledge of Capstar, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Capstar or, to the knowledge of Capstar, any other party thereto, in any such case in which such default or event could reasonably be expected to have a Capstar Material Adverse Effect. In addition, neither Capstar nor any subsidiary of Capstar is in material breach of any Material Agreement (including any breach which would give rise to a right to terminate any such agreement). To the date of this Agreement, neither Capstar nor any subsidiary of Capstar has received any written notice (or to the knowledge of Capstar any other notice) of default or termination under any Material Agreement, and to the knowledge of Capstar, there exists no basis for any assertion of a right of default or termination under such agreements. To the date of this Agreement, neither Capstar nor any subsidiary of Capstar has received any written notice (or to the knowledge of Capstar any other notice) of the exercise of a put option or other right pursuant to which Capstar or any of its subsidiaries would be obligated to purchase capital stock or assets relating to any Capstar LMA Facility.

         2.22 TANGIBLE PROPERTY. All of the assets of Capstar and the Capstar Significant Subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect.

         2.23 OPINION OF FINANCIAL ADVISORS. (a) The Capstar Special Committee has received the opinion of Bear Stearns, dated the date hereof, to the effect that, as of such date, the applicable exchange ratio is fair, from a financial point of view, to the public holders of Capstar Class A Common Stock.

             (b) The Board of Directors of Capstar has received the opinions of each of CSFB and BT Wolfensohn, dated the date of this Agreement, to the effect that, as of such date, the Capstar Exchange Ratio is fair, from a financial point of view, to the holders of Capstar Common Stock.

         2.24 PARENT VOTING COMMON STOCK AND PARENT CONVERTIBLE PREFERRED STOCK. The shares of Parent Voting Common Stock and Parent Convertible Preferred Stock to be issued in the Merger will be, upon delivery against receipt of the shares of Chancellor Common Stock or Chancellor Convertible Preferred Stock, as applicable, for which such shares will be issued in accordance with Section 1.10 of this Agreement, duly authorized, validly issued, fully paid and nonassessable. The shares of Underlying Parent Common Stock to be issued upon the conversion of the Parent Convertible Preferred Stock when issued in accordance with the certificate of designations with respect thereto will be duly authorized, validly issued, fully paid and nonassessable. The shares of Parent Voting Common Stock to be issued pursuant to the Chancellor Stock Options issued under the Chancellor Stock Option Plans will be, upon delivery of the exercise price therefor in accordance with the terms of the Chancellor Stock Option Plans and agreements pursuant to which such Chancellor Stock Options were issued, duly authorized, validly issued, fully paid and nonassessable.

         2.25 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties made by Capstar as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither Capstar nor any of its affiliates has made and shall not be construed as having made to Chancellor or to any affiliate thereof any representation or warranty of any kind.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CHANCELLOR

         Chancellor represents and warrants to Capstar as follows:

             3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Chancellor and the Chancellor Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Chancellor and the Chancellor Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Chancellor and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the radio broadcasting industry) (a "Chancellor Material Adverse Effect"). Chancellor has delivered to Capstar complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "Chancellor Significant Subsidiary" means any subsidiary of Chancellor that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Chancellor consists of (i) 75,000,000 shares of Chancellor Class A Common Stock, none of which are issued and outstanding, (ii) 200,000,000 shares of Chancellor Common Stock and (iii) 50,000,000 shares of preferred stock, $0.01 par value, of which
(x) 2,200,000 shares have been designated as 7% Convertible Preferred Stock and
(y) 6,000,000 shares have been designated as $3.00 Convertible Exchangeable Preferred Stock. At the close of business on August 24, 1998: (i) 142,355,677 shares of Chancellor Common Stock were issued and outstanding, 14,149,671 shares of Chancellor Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase Chancellor Common Stock which have been granted to directors, officers or employees of Chancellor or others ("Chancellor Stock Options"), 18,059,088 shares of Chancellor Common Stock were reserved for issuance upon the conversion of the Chancellor Convertible Preferred Stock, and no shares of Chancellor Common Stock were held as treasury shares by Chancellor or any subsidiary of Chancellor; (ii) 2,200,000 shares of Chancellor 7% Convertible Preferred Stock were issued and outstanding; (iii) 6,000,000 shares of Chancellor $3.00 Convertible Preferred Stock were issued and outstanding; and
(iv) no shares of Chancellor Convertible Preferred Stock were held as treasury shares by Chancellor or any subsidiary of Chancellor. Except as set forth above or disclosed in writing by Chancellor to Capstar in a disclosure letter (the "Chancellor Disclosure Letter") delivered to Capstar prior to the execution and delivery of this Agreement, at the close of business on August 24, 1998, no shares of capital stock or other equity securities of Chancellor were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Chancellor are, and all shares which may be issued pursuant to Chancellor's stock option plans, as amended to the date hereof (the "Chancellor Stock Option Plans"), or upon the exercise of outstanding Chancellor Stock Options or upon the conversion of outstanding shares of Chancellor Convertible Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Chancellor or any subsidiary of Chancellor having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Chancellor or any subsidiary of Chancellor may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of Chancellor have been validly issued and are fully paid and nonassessable and (except for the shares of 12-1/4% Series A Senior Cumulative Exchangeable Preferred Stock, $0.01 par value, of Chancellor Media Corporation of Los Angeles, a Delaware corporation (the "Chancellor Operating Subsidiary")), are owned by Chancellor, by one or more wholly-owned subsidiaries of Chancellor or by Chancellor and one or more such wholly-owned subsidiaries, free and clear of all Liens, except for Liens arising out of the senior credit facility of Chancellor Operating Subsidiary and those that, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect. Except as set forth above or in the Chancellor Disclosure Letter and in that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, as amended by the First Amendment to Amended and Restated Stockholders Agreement dated as of September 4, 1997, among Chancellor and the stockholders parties thereto (the "Chancellor Stockholders Agreement") (which restricts the transfer of shares of Chancellor Common Stock by the parties to the Chancellor Stockholders Agreement in certain circumstances), and except for certain provisions of the Certificate of Incorporation of Chancellor relating to "alien ownership" of the Chancellor Common Stock, neither Chancellor nor any subsidiary of Chancellor has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Chancellor or any subsidiary of Chancellor to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Chancellor or any Chancellor Significant Subsidiary or (ii) restricts the transfer of Chancellor Common Stock. From the close of business on August 24, 1998 to the date hereof, neither Chancellor nor any subsidiary of Chancellor has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of Chancellor Common Stock issued upon the exercise of Chancellor Stock Options outstanding on August 24, 1998 or upon the conversion of shares of Chancellor Convertible Preferred Stock outstanding on August 24, 1998.

         3.3 AUTHORITY; NONCONTRAVENTION. Chancellor has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 5.2(b) with respect to the approval of this Agreement and the consummation of the Merger (the "Chancellor Stockholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Chancellor and the consummation by Chancellor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chancellor, subject, in the case of the Merger, to the Chancellor Stockholders Approval. This Agreement has been duly executed and delivered by Chancellor and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of Chancellor, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in the Chancellor Disclosure Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Chancellor or the comparable documents of any subsidiary of Chancellor, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Chancellor or any of its subsidiaries is a party or by which Chancellor or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Chancellor or any of its subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of Chancellor or any of its subsidiaries outstanding as of the date hereof or equity security of Chancellor or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for breaches that, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect or to materially hinder Chancellor's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Chancellor or any of its subsidiaries in connection with the execution and delivery of this Agreement by Chancellor or the consummation by Chancellor of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) such filings with and approvals required by the FCC under the Communications Act, including those required in connection with the acquisition of control of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Chancellor is qualified to do business, (iv) the Joint Proxy Statement/Prospectus to be filed with the SEC by Chancellor relating to the Chancellor Stockholders Approval, (v) the filing of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vi) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, and (vii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains taxes and real property transfer taxes.

         3.4 CHANCELLOR SEC DOCUMENTS; FINANCIAL STATEMENTS. (i) Chancellor and its predecessors have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents and any other documents filed with the SEC and publicly available prior to the date of this Agreement are hereinafter referred to as the "Chancellor SEC Documents"); (ii) as of their respective dates, the Chancellor SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Chancellor SEC Documents, and none of the Chancellor SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of Chancellor and its predecessors included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Chancellor and its consolidated subsidiaries (or its predecessors and their respective consolidated subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Chancellor SEC Documents or except as disclosed in the Chancellor Disclosure Letter, or as otherwise agreed to in writing after the date hereof by Capstar, or as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the Chancellor SEC Documents, Chancellor and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Chancellor Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Chancellor's currently outstanding capital stock (other than the payment of regular cash dividends on the Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock, in each case in accordance with usual record and payment dates), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Chancellor or any of its subsidiaries to any director, officer or other employee or independent contractor of Chancellor or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Chancellor SEC Documents, (y) any granting by Chancellor or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Chancellor, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Chancellor SEC Documents or (z) any entry by Chancellor or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (v) any change in accounting methods, principles or practices by Chancellor or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         3.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. Except as disclosed in the Chancellor Disclosure Letter, no current or former director, officer, employee or independent contractor of Chancellor or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Chancellor Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Chancellor or any of its subsidiaries under any Chancellor Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

         3.7 BROKERS. Except with respect to Salomon Brothers Inc. and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney"), Wasserstein Perella & Co. ("Wasserstein"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Goldman, Sachs & Co. ("Goldman Sachs"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Chancellor directly with Capstar without the intervention of any person on behalf of Chancellor in such a manner as to give rise to any valid claim by any person against Chancellor, Capstar, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Chancellor Disclosure Letter sets forth a written summary of the terms of its agreements relating to the transactions contemplated by this Agreement with Salomon Smith Barney, Wasserstein, Morgan Stanley and Goldman Sachs, and Chancellor has no other agreements or understandings (written or oral) with respect to such services.

         3.8 OPINION OF FINANCIAL ADVISOR. (a) The Chancellor Special Committee has received the opinion of Wasserstein, dated the date hereof, to the effect that, as of such date, the Chancellor Exchange Ratio is fair, from a financial point of view, to Chancellor and the holders of Chancellor Common Stock.

             (b) The Chancellor Special Committee has received the opinion of Salomon Smith Barney, dated the date hereof, to the effect that, as of such date, the Chancellor Exchange Ratio is fair, from a financial point of view, to the holders of Chancellor Common Stock who are not affiliated with Hicks, Muse, Tate & Furst.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Chancellor SEC Documents and except for liabilities contemplated by this Agreement or disclosed in the Chancellor Disclosure Letter, Chancellor and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Chancellor and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Chancellor Material Adverse Effect.

         3.10 LITIGATION. Except as disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter, to the date of this Agreement, there is no litigation, administrative action, arbitration or other proceeding pending against Chancellor or any of its subsidiaries or, to the knowledge of Chancellor, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Chancellor Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Chancellor SEC Documents, to the date of this Agreement, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Chancellor or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.10.

         3.11 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between Chancellor or its subsidiaries, on the one hand, and Chancellor's affiliates (other than subsidiaries of Chancellor) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         3.12 VOTING REQUIREMENTS. The affirmative vote of a majority of the outstanding shares of Chancellor Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of Chancellor's capital stock necessary by law to approve this Agreement and the transactions contemplated by this Agreement.

         3.13 FCC QUALIFICATION. Chancellor and its subsidiaries are fully qualified under the Communications Act to be the transferees of control of the Capstar FCC Licenses. Except as disclosed in the Chancellor Disclosure Letter, Chancellor is not aware of any facts or circumstances relating to the FCC qualifications of Chancellor or any of its subsidiaries that would prevent the FCC's granting the FCC Form 315 Transfer of Control Application to be filed with respect to the Merger.

         3.14 EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS. (a) Except as set forth in the Chancellor SEC Documents or in the Chancellor Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect: (A) each Chancellor Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Chancellor Benefit Plan and (C) each Chancellor Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

             (b) To the date of this Agreement, there is no litigation or administrative or other proceeding involving any Chancellor Benefit Plan nor has Chancellor or its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Chancellor Material Adverse Effect. Neither Chancellor nor any of its subsidiaries has incurred, nor, to the best of Chancellor's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Chancellor Material Adverse Effect. The termination of, or withdrawal from, any Chancellor Benefit Plan or multiemployer plan to which Chancellor or its subsidiaries contributes, on or prior to the Closing Date, will not subject Chancellor or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a Chancellor Material Adverse Effect.

         3.15 TAX MATTERS. Except as set forth in the Chancellor Disclosure Letter or the Chancellor SEC Documents, (A) Chancellor and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (B) all Taxes of Chancellor and each of its subsidiaries shown to be due on the Tax Returns described in (A) above have been or will be timely paid, (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against Chancellor or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Chancellor and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination, (D) Chancellor and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from Chancellor or any of its subsidiaries, (E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of Chancellor or any of its subsidiaries, (F) neither Chancellor nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to Taxes, (G) neither Chancellor nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which Chancellor is the common parent, (H) neither Chancellor nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by Chancellor or any of its subsidiaries, as the case may be, (I) neither Chancellor nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise, (J) Chancellor and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to withholding of Taxes and (K) no property owned by Chancellor or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(l) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

         3.16 INTELLECTUAL PROPERTY. Except as set forth in the Chancellor Disclosure Letter or the Chancellor SEC Documents and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect: (a) Chancellor and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Chancellor and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Chancellor or any subsidiary acquired the right to use any Intellectual Property; and (c) to the knowledge of Chancellor, no person is challenging, infringing on or otherwise violating any right of Chancellor or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Chancellor or its subsidiaries; and (d) neither Chancellor nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Chancellor and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Chancellor or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

         3.17 ENVIRONMENTAL MATTERS. Except as disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter and except as could not reasonably be expected to have a Chancellor Material Adverse Effect (i) the operations of Chancellor and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws,
(ii) to the date of this Agreement, there are no pending or, to the knowledge of Chancellor, threatened, Actions under or pursuant to Environmental Laws against Chancellor or its subsidiaries or involving any real property currently or, to the knowledge of Chancellor, formerly owned, operated or leased by Chancellor or its subsidiaries, (iii) Chancellor and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of Chancellor, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Chancellor, formerly owned, operated or leased by Chancellor or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of Chancellor all real property operated or leased by Chancellor or its subsidiaries is free of contamination from Hazardous Material and (v) there is not now, nor, to the knowledge of Chancellor, has there been in the past, on, in or under any real property owned, leased or operated by Chancellor or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (b) any asbestos-containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances.

         3.18 COMPLIANCE WITH APPLICABLE LAWS. Each of Chancellor and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect. Except as disclosed in the Chancellor Disclosure Letter, Chancellor and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect.

         3.19 CHANCELLOR FCC LICENSES; OPERATIONS OF CHANCELLOR LICENSED FACILITIES. Chancellor and its subsidiaries have operated the radio stations for which Chancellor and any of its subsidiaries hold licenses from the FCC, in each case which are owned or operated by Chancellor and its subsidiaries (each a "Chancellor Licensed Facility" and collectively the "Chancellor Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Chancellor and its subsidiaries (the "Chancellor FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. To the knowledge of Chancellor, each broadcast radio station for which Chancellor or any of its subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Chancellor LMA Facility" and collectively the "Chancellor LMA Facilities") has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such Chancellor LMA Facility (each an "Chancellor LMA Facility FCC License" and collectively the "Chancellor LMA Facility FCC Licenses"). Chancellor has, and its subsidiaries have, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Chancellor Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. Chancellor and each of its subsidiaries have, and are the authorized legal holders of, all the Chancellor FCC Licenses necessary or used in the operation of the businesses of the Chancellor Licensed Facilities as presently operated. To the knowledge of Chancellor, the third-parties with which Chancellor or its subsidiaries have entered into local marketing agreements with respect to the Chancellor LMA Facilities have, and are the authorized legal holders of, the Chancellor LMA Facility FCC License necessary or used in the operation of the business of the respective Chancellor LMA Facility to which such local marketing agreement relates. All Chancellor FCC Licenses and, to the knowledge of Chancellor, Chancellor LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Chancellor, each of its subsidiaries (or, to Chancellor's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. As of the date hereof, except as set forth in the Chancellor Disclosure Letter, no application, action or proceeding is pending for the renewal of any Chancellor FCC License or, to the knowledge of Chancellor, Chancellor LMA Facility FCC License as to which any petition to deny has been filed and, to Chancellor's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Chancellor Licensed Facility or Chancellor LMA Facility that, if adversely determined, could reasonably be expected to have a Chancellor Material Adverse Effect, and Chancellor is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the Chancellor FCC Licenses or the Chancellor LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not now pending and, to Chancellor's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Chancellor FCC Licenses or to the knowledge of Chancellor, any of the Chancellor LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a Chancellor Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry).

         3.20 STATE TAKEOVER STATUTES. The Board of Directors of Chancellor has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the Delaware Code. To Chancellor's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Chancellor or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Chancellor to consummate the transactions contemplated by this Agreement.

         3.21 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties made by Chancellor as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither Chancellor nor any of its affiliates has made and shall not be construed as having made to Capstar or to any affiliate thereof any representation or warranty of any kind.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

         Merger Sub represents and warrants to Capstar and Chancellor as follows:

         4.1 ORGANIZATION, STANDING AND CORPORATE POWER. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties would make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Capstar Material Adverse Effect.





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




         4.2 CAPITAL STRUCTURE. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and, except as set forth in the Capstar Disclosure Letter, owned of record and beneficially by Capstar, free and clear of all Liens. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Merger Sub has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Merger Sub.

         4.3 AUTHORITY; NONCONTRAVENTION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Merger Sub and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Merger Sub, including all necessary stockholder approval. This Agreement has been duly executed and delivered by Merger Sub, and, assuming this Agreement constitutes the valid and binding agreement of Chancellor and Capstar, constitutes a valid and binding obligation of Merger Sub enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by it or the consummation by it of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting periods thereunder, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of control of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities, and (iii) the filing of a certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which Chancellor is qualified to do business.

         4.4 NO PRIOR ACTIVITIES. Except for this Agreement and as set forth in the Capstar Disclosure Letter, Merger Sub (i) has not entered into any agreements or arrangements with any person or (ii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Sub has not engaged, directly or indirectly, in any business activities of any type or kind.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 PREPARATION OF FORM S-4 AND JOINT PROXY STATEMENT/PROSPECTUS; INFORMATION SUPPLIED.

             (a) As soon as practicable following the date of this Agreement,
(i) Chancellor and Capstar shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and (ii) Capstar and Chancellor shall prepare and file a Registration Statement on Form S-4 (the "Form S-4") with respect to the registration of the issuance of shares of Parent Voting Common Stock and Parent Convertible Preferred Stock in the Merger, of which the Joint Proxy Statement/Prospectus will form a part. Each of Chancellor and Capstar shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Chancellor shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Chancellor's stockholders, and Capstar shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Capstar's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Capstar shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Voting Common Stock and Parent Convertible Preferred Stock in the

Merger and Chancellor shall furnish all information concerning itself and the holders of shares of Chancellor Common Stock and Chancellor Convertible Preferred Stock as may be reasonably requested in connection with any such action.

             (b) Capstar agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the (i) Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to Capstar's stockholders or at the time of the Capstar Stockholders Meeting (as defined in Section 5.2(a)), contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. Capstar agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and Capstar agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus supplied by Chancellor specifically for inclusion or incorporation by reference therein as to which Capstar assumes no responsibility.

             (c) Chancellor agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to Chancellor's stockholders or at the time of the Chancellor Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading.

         5.2 STOCKHOLDER APPROVAL. (a) Capstar agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Capstar Stockholders Meeting") to submit this Agreement and the Parent Amended and Restated Charter, together (subject to Section 5.5(b) below) with the affirmative recommendation of the Capstar Special Committee and Capstar's Board of Directors, to Capstar's stockholders so that they may consider and vote upon the approval of the Capstar Stockholder Proposals. Capstar will use its best efforts to hold the Capstar Stockholders Meeting as soon as reasonable after the date hereof and, so long as the recommendation of the Capstar Special Committee or the Board of Directors of Capstar has not been withdrawn or modified in accordance with Section 5.5(b), to obtain the favorable votes of its stockholders. Except as may otherwise be permitted by Section 5.5(b) below, the Capstar Special Committee and the Board of Directors of Capstar shall recommend to its stockholders that they vote in favor of the Capstar Stockholder Proposals. Without limiting the generality of the foregoing, Capstar agrees that its obligations pursuant to the first two sentences of this Section 5.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Chancellor of any Acquisition Proposal (as defined in Section 5.5(c) below) or (ii) the withdrawal or modification by Capstar Special Committee or the Board of Directors of Capstar of its approval or recommendation of the Capstar Stockholder Proposals in accordance with Section 5.5(b) below, except with respect to a withdrawal or modification of the affirmative recommendation of the Capstar Special Committee or the Board of Directors of Capstar to Capstar stockholders at the Capstar Stockholders Meeting in accordance with Section 5.5(b) or in the event Capstar elects to terminate this Agreement in accordance with Section 8.1(b)(ix).

         (b) Chancellor agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Chancellor Stockholders Meeting") to submit this Agreement, together (subject to the proviso of the last sentence of this Section 5.2(b)) with the affirmative recommendation of the Chancellor Special Committee and

Chancellor's Board of Directors, to the Chancellor's stockholders so that they may consider and vote upon the adoption of this Agreement. Chancellor will use its best efforts to hold the Chancellor Stockholders Meeting as soon as reasonable after the date hereof and, so long as the recommendation of the Chancellor Special Committee or the Board of Directors of Chancellor has not been withdrawn or modified in accordance with this Section 5.2(b), to obtain the favorable votes of its stockholders. The Chancellor Special Committee and the Board of Directors of Chancellor shall recommend to its stockholders that they vote in favor of the adoption of this Agreement; provided, however, that in the event that the Chancellor Special Committee or the Board of Directors of Chancellor determines in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Chancellor Special Committee or the full Board of Directors of Chancellor to withdraw or modify, in a manner materially adverse to Capstar, its approval or recommendation of this Agreement or the Merger, then the Chancellor Special Committee or the full Board of Directors of Chancellor shall be entitled to (A) withdraw or modify such recommendation without breaching the terms of this Agreement or (B) terminate this Agreement in accordance with Section 8.1(b)(x); provided, further, that in the event of any such withdrawal or modification of such recommendation by the Chancellor Special Committee or the full Board of Directors of Chancellor in which Chancellor does not elect to terminate this Agreement pursuant to Section 8.1(b)(x), such modification or withdrawal shall not affect the obligation of Chancellor's Board of Directors to call and convene the Chancellor Stockholders Meeting and submit this Agreement to the Chancellor stockholders for a vote thereon in accordance with this Section 5.2(b) and 5.2(c) hereof.

         (c) Unless this Agreement is first terminated in accordance with
Section 8.1(b)(ix) or 8.1(b)(x), each of Chancellor and Capstar agrees to cooperate and use its respective best efforts to hold the Chancellor Stockholders Meeting and the Capstar Stockholders Meeting on the same day.

         5.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, each of Chancellor and Capstar shall, and shall cause each of its respective subsidiaries to, afford to the other parties hereto and to their respective officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of Chancellor and Capstar shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other parties hereto such information concerning its business, properties, financial condition, operations and personnel as such parties may from time to time reasonably request, subject to restrictions as to confidentiality contained in any agreements in effect as of the date of this Agreement to which either Chancellor or Capstar is a party, provided that Chancellor or Capstar, as the case may be, shall use its reasonable best efforts to obtain consent to the waiver of any such restrictions upon the request of the other party. Without limiting the foregoing, Capstar shall provide promptly to Chancellor all weekly pacing reports and monthly financial statements prepared by Capstar or any of its subsidiaries in the ordinary course of business. Except as required by law, each of the Chancellor and Capstar will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Capstar or Chancellor, respectively, in confidence to the extent required by and in accordance with the provisions of the letter dated August 1, 1998, between Chancellor and Capstar (the "Confidentiality Agreement"), and each of Chancellor and Capstar agrees that prior to the Effective Time neither party will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

         5.4 PUBLIC ANNOUNCEMENTS. Chancellor and Capstar agree that each of them will consult with the other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of any national securities exchange or The Nasdaq Stock Market (to the extent applicable to them).

         5.5 ACQUISITION PROPOSALS. (a) Except as may otherwise be provided in
Section 5.5(e), from and after the date hereof, without the prior written consent of Chancellor, Capstar shall not, and shall not authorize or permit any of its subsidiaries to, and shall direct and use its best efforts to cause its and its subsidiaries' respective directors, officers, partners, employees, agents, accountants, counsel, financial advisors and other representatives and affiliates (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) or (ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. As of the date of this Agreement, Capstar shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by it or its Representatives with respect to the foregoing. Except as may otherwise be provided by Section 5.5(e), Capstar agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal. Capstar agrees that it will notify Chancellor orally and in writing promptly (but in any event within 24 hours) of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal but, at Capstar's discretion, excluding the identity of such third party).

             (b) Neither the Board of Directors of Capstar nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Chancellor, the approval or recommendation by such Board of Directors or committee thereof of the Capstar Stockholder Proposals, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause Capstar to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; provided, however, that in the event that the Capstar Special Committee or the Board of Directors of Capstar determines in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Capstar Special Committee or the full Board of Directors of Capstar to withdraw or modify, in a manner materially adverse to Chancellor, its approval or recommendation of the Capstar Stockholder Proposals, then the Capstar Special Committee or the full Board of Directors of Capstar shall be entitled to (A) withdraw or modify such recommendation without breaching the terms of this Agreement or (B) terminate this Agreement in accordance with Section 8.1(b)(ix); provided, further, that in the event of any such withdrawal or modification of such recommendation by the Capstar Special Committee or the full Board of Directors of Capstar in which Capstar does not elect to terminate this Agreement pursuant to Section 8.1(b)(ix), such modification or withdrawal shall not affect the obligation of Capstar's Board of Directors to call and convene the Capstar Stockholders Meeting and submit the Capstar Stockholder Proposals to the Capstar stockholders for a vote thereon in accordance with Section 5.2(a) and 5.2(c) hereof.

             (c) For purposes of this Agreement, an "Acquisition Proposal" means any written proposal or offer from any person (other than Chancellor or any of its subsidiaries) for a tender or exchange offer, merger, consolidation, other business combination, recapitalization, liquidation, dissolution or similar transaction involving Capstar or any Capstar Significant Subsidiary, or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Capstar or a Capstar Significant Subsidiary.

             (d) Nothing contained in this Section 5.5 shall prohibit the Board of Directors of Capstar from taking and disclosing to its stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or any exchange offer commenced by a third party.

             (e) In the event that Capstar notifies Chancellor of the existence of any inquiries, offers or proposals in accordance with Section 5.5(a), the Capstar Special Committee or the Board of Directors of Capstar may, or authorize Capstar to, engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with Capstar or any of its Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may, or authorize Capstar to, furnish such third party information concerning Capstar and its business, properties and assets and may release such third party from, or waive any provision of, any standstill or confidentiality agreement with respect to such third party, provided that such action is consistent with the fiduciary duties of the Capstar Special Committee or the full Board of Directors of Capstar under applicable law, as determined by the Capstar Special Committee or the Board of Directors in good faith following consultation with and after considering the advice of outside counsel.

         5.6 CONSENTS, APPROVALS AND FILINGS. Chancellor and Capstar will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the Capstar FCC Licenses, which the parties shall file as soon as practicable (and in any event not more than 20 business days) after the date of this Agreement), in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement.

In addition, Chancellor and Capstar will each use its best efforts, and will cooperate fully and in good faith with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation, the consent of the FCC to the transfer of control of the Capstar FCC Licenses. Each of Chancellor and Capstar shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Entities with respect to the matters contemplated by this Agreement.

         5.7 AFFILIATES LETTERS. Prior to the Closing Date, Chancellor shall deliver to Capstar a letter identifying all persons who, at the time the Merger is submitted for approval to the stockholders, may be deemed to be an "affiliate" of such party for purposes of Rule 145 under the Securities Act. Chancellor shall use its best efforts to cause each such person to deliver to Capstar on or prior to the Closing Date a written agreement substantially in the form attached as Annex II hereto.

         5.8 NYSE LISTING. Capstar shall use its best efforts to cause the shares of Parent Voting Common Stock to be issued (a) in the Merger, (b) upon the exercise of the Chancellor Stock Options issued under the Chancellor Stock Option Plans, and (c) upon conversion of the Parent Convertible Preferred Stock to be approved for listing on the New York Stock Exchange at the Effective Time.

         5.9 INDEMNIFICATION. The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification contained in the certificate of incorporation of Chancellor, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Chancellor, or any of its respective subsidiaries (the "Chancellor Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. The Parent Amended and Restated Charter shall contain the provisions with respect to indemnification contained in the certificate of incorporation of Capstar, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Capstar, or any of its respective subsidiaries (the "Capstar Indemnified Parties" and, collectively with the Chancellor Indemnified Parties, the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. If commercially available, Parent will cause to be maintained for a period of not less than six years from the Effective Time Capstar's and Chancellor's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and executive officers of Chancellor and Capstar, as the case may be, on the date of this Agreement, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of this Agreement in either case; provided, however, that Parent or its subsidiaries may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Parent and its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance. Immediately following the Effective Time, Parent shall (i) enter into agreements with the members of the board of directors of Parent (the "Parent Board") that were not theretofore members of the Capstar board of directors providing for indemnification on substantially identical terms as the agreements of Capstar with the current directors of Capstar and (ii) use its commercially reasonable efforts to obtain additional directors and officers insurance policy for Parent in an amount equal to at least $25 million to cover members of the Parent Board for facts and circumstances arising after the Effective Time. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and members of the Parent Board, his heirs and his personal representatives and shall be binding on all successors and assigns of Parent and the Surviving
Corporation.

         5.10 LETTER OF CHANCELLOR'S ACCOUNTANTS. Chancellor shall use its reasonable best efforts to cause to be delivered to Capstar a letter of PricewaterhouseCoopers LLP, Chancellor's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to Capstar and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.11 LETTER OF CAPSTAR'S ACCOUNTANTS. Capstar shall use its reasonable best efforts to cause to be delivered to Chancellor, a letter of PricewaterhouseCoopers LLP, Capstar's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to Chancellor and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.12 TRANSACTION STRUCTURE. In the event that Chancellor shall determine, in its sole discretion, that a merger of Capstar with and into Chancellor or a direct or indirect subsidiary of Chancellor is in the best interest of Chancellor and the stockholders of Chancellor, Capstar agrees to negotiate in good faith with Chancellor to amend this Agreement in accordance with Section 8.3 to effect the transactions contemplated by this Agreement on identical economic terms (determined as of the date of this Agreement) to the holders of Capstar Common Stock, Chancellor Common Stock and Chancellor Convertible Preferred Stock. In the event that Chancellor shall make a determination in accordance with this Section 5.12, each of Chancellor and Capstar shall use its reasonable best efforts to take all action necessary to amend this Agreement in accordance therewith prior to the mailing of the Joint Proxy Statement/Prospectus to the stockholders of each of Capstar and Chancellor.




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



         5.13 SENIOR CREDIT FACILITY CONSENTS. Prior to Closing, each of Chancellor and Capstar agrees to use its commercially reasonable efforts to obtain the consent of lenders under their respective senior secured credit facilities in order to consummate the Merger and the transactions contemplated by this Agreement. In the event that either Chancellor or Capstar is unable to obtain such consent upon commercially reasonable terms (giving effect to the overall capitalization of Parent and its consolidated subsidiaries following the Effective Time), each of Chancellor and Capstar agree to cooperate with the other party in obtaining refinancing of such senior secured credit facility upon terms and conditions that are mutually agreed upon in good faith by each party.

                                   ARTICLE VI

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

         6.1 CONDUCT OF BUSINESS.

             (a) Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Capstar shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as contemplated by this Agreement or as set forth in the Capstar SEC Documents or the Capstar Disclosure Letter, Capstar shall not, and shall not permit any of its subsidiaries to, without the prior consent of Chancellor (which shall not be unreasonably delayed or withheld):

                 (i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of Capstar to its parent and regularly scheduled dividend payments on the 12% Senior Exchangeable Preferred Stock of Capstar Partners and 12- 5/8% Series E Cumulative Preferred Stock of Capstar Communications), (x) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (y) except in




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



connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (z) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of Capstar Stock Options outstanding on the date of this Agreement, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement, and (C) issuances of stock of any direct or indirect wholly-owned subsidiary of Capstar to its parent);

                 (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

                 (iii) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

                 (iv) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to Capstar and its subsidiaries, taken as whole, other than bank Liens on any radio station assets acquired by Capstar or any of its subsidiaries in accordance with the terms of this Agreement;

                 (v) (x) other than working capital borrowings in the ordinary course of business and consistent with past practices or borrowings used for the purpose of any radio station or other acquisition permitted by the terms of this Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Capstar or any of its direct or indirect wholly-owned subsidiaries or (y) make any material loans or advances to any other person, other than to Capstar or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

                 (vi) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to Capstar and its subsidiaries, taken as a whole or change its Tax or accounting methods, policies, practice or procedures, except as required by GAAP;



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



                 (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Capstar included in the Capstar SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                 (viii) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement, in the ordinary course of business consistent with past practices and for acquisitions of radio station assets, including radio towers related thereto, in accordance with the terms of this Agreement;

                 (ix)   except as may be required by law:

                       (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of Capstar or any of its subsidiaries which is inconsistent with the terms of any Capstar Benefit Plan;

                       (B) other than in the ordinary course of business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of Capstar or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

                       (C) except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any Capstar Benefit Plan, or any election made pursuant to the provisions of any Capstar Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Capstar Benefit Plan; or

                       (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;





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


                 (x) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Capstar or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

                 (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

         6.2 CHANCELLOR STOCK OPTIONS. (a) At the Effective Time, each Chancellor Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be deemed to have been assumed by Parent, without further action by Parent, the Surviving Corporation or the holders of such options, and shall thereafter be deemed to be an option to acquire shares of Parent Voting Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

                 (i) the number of shares of Parent Voting Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Chancellor Common Stock subject to the original option and (y) the Chancellor Exchange Ratio; and

                 (ii) the exercise price per share of Parent Voting Common Stock under the new option shall be equal to (x) the exercise price per share of Chancellor Common Stock under the original option divided by (y) the Chancellor Exchange Ratio.

         The adjustments provided herein to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

             (b) At the Effective Time and following receipt of the Capstar Stockholders Approval, Parent shall approve and adopt the Chancellor Stock Option Plans (including any amendment thereto adopted and approved by the Board of Directors of Chancellor prior to the Capstar Stockholders Meeting and included in the Capstar Stockholder Proposals) and assume the obligations of Chancellor thereunder, with such changes thereto as may be necessary to reflect the consummation of the transactions contemplated hereby. Nothing in this
Section 6.2(b) shall be construed to prevent Parent in any way from terminating or freezing the benefits under any such plans (subject to the rights




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



of the holders of the Chancellor Stock Options thereunder) and adopting one or more new stock option plans, as approved by the Board of Directors of Parent following the Effective Time.

             (c) Promptly following the Effective Time, Parent shall use its reasonable best efforts to file with the SEC a Registration Statement on Form S-8 (or an amendment to any such form of Capstar currently on file with the SEC that is available therefor) (the "Form S-8") for the purpose of registering the shares of Parent Voting Common Stock issuable upon the exercise of the Chancellor Stock Options issued or issuable under the Chancellor Stock Option Plans, and Parent shall use its reasonable best efforts to have the Form S-8 (or any post-effective amendment thereto) declared effective under the Securities Act as soon as practicable after such filing.

         6.3 OTHER ACTIONS. Neither Chancellor nor Capstar shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VII not being satisfied.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                      (a) Stockholder Approval. The Capstar Stockholders Approval and Chancellor Stockholders Approval shall have been obtained in accordance with the requirements of the Delaware Code.

                      (b) FCC Order. The FCC shall have issued an order (the "FCC Order") approving the transfers of control pursuant to the Merger of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities without the imposition of any conditions or restrictions that could reasonably be expected to have a Capstar Material Adverse Effect, and which FCC Order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC




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





         Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated.

                      (c) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Capstar Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

                      (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                      (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated.

                      (f) NYSE Listing. The shares of Parent Voting Common Stock issuable pursuant to the Merger shall have been approved for listing on the New York Stock Exchange.

                      (g) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                      (h) Capstar Disinterested Stockholders Approval. At the Capstar Stockholders Meeting, a majority of the shares of Capstar Class A Common Stock that are present (in person or by proxy) and entitled to vote at such meeting and which are beneficially owned by a holder other than Thomas O. Hicks, R. Steven Hicks or any of their respective affiliates shall have been voted in favor of the Capstar Stockholder




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


         Proposals (the "Capstar Disinterested Stockholders Approval"), excluding the approval and adoption of the Chancellor Stock Option Plans or any amendments thereto.

                      (i) Chancellor Disinterested Stockholders Approval. At the Chancellor Stockholders Meeting, a majority of the shares of Chancellor Common Stock that are present (in person or by proxy) and entitled to vote at such meeting and which are beneficially owned by a holder other than Thomas O. Hicks and his affiliates shall have been voted in favor of the adoption of this Agreement (the "Chancellor Disinterested Stockholders Approval").

                      (j) Dissenting Shares. Holders of not more than 10% of the outstanding shares of Chancellor Convertible Preferred Stock shall have properly demanded appraisal rights for their shares under the Delaware Code.

                      (k) Consent of Senior Lenders. Each of Chancellor and Capstar shall have received (i) all necessary consents under their respective senior secured credit facilities in order to consummate the Merger and the transactions contemplated by this Agreement, or (ii) a firm commitment of senior secured financing from a nationally recognized commercial bank or syndicate of banks in amounts sufficient to refinance all of the outstanding indebtedness under their respective senior secured credit facilities at the Closing.

         7.2 CONDITIONS TO OBLIGATIONS OF CAPSTAR AND MERGER SUB. The obligation of Capstar and Merger Sub to effect the Merger is further subject to the following conditions:

                      (a) Representations and Warranties. The representations and warranties of Chancellor contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Chancellor Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Chancellor and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such




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


         representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the broadcast industry generally. Chancellor shall have delivered to Capstar and Merger Sub a certificate dated as of the Closing Date, signed by a senior executive officer of Chancellor, to the effect set forth in this Section 7.2(a).

                      (b) Performance of Obligations of Chancellor. Chancellor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Capstar shall have received a certificate signed on behalf of Chancellor by a senior executive officer of Chancellor to such effect.

                      (c) Tax Opinion. Capstar shall have received an opinion of Vinson & Elkins L.L.P., dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, (ii) Chancellor, Merger Sub and Capstar will each be a party to the reorganization under Section 368(b) of the Code,
         (iii) no gain or loss will be recognized by Capstar, Merger Sub or Chancellor by reason of the Merger, and (iv) no gain or loss will be recognized by the stockholders of Capstar by reason of the amendment and restatement of Capstar's Certificate of Incorporation contemplated by Section 1.4, except with respect to cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Vinson & Elkins L.L.P. shall receive and may rely upon representations contained in certificates of Chancellor, Merger Sub and Capstar.


         7.3 CONDITIONS TO OBLIGATIONS OF CHANCELLOR. The obligations of Chancellor to effect the Merger is further subject to the following conditions:

                      (a) Representations and Warranties. The representations and warranties of each of Capstar and Merger Sub contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Capstar Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Capstar (or, following the Effective Time, the Parent) and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the broadcast industry generally. Each of Capstar and Merger Sub shall have delivered to Chancellor a certificate dated as of the Closing Date, signed by a senior executive officer of each of them, to the effect set forth in this Section 7.3(a).

                      (b) Performance of Obligations of Capstar and Merger Sub. Each of Capstar and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including without limitation, the filing of the Parent Amended and Restated Charter with the Delaware Secretary of State and delivery of the Board Resignations and the Board Appointments, and Chancellor shall have received a certificate signed on behalf of each of Capstar and Merger Sub by a senior executive officer of each of them to such effect.

                      (c) Tax Opinion. Chancellor shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under
         Section 368(a) of the Code, (ii) Chancellor, Merger Sub and Capstar will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of Chancellor on the receipt pursuant to the Merger of shares of Parent Voting Common Stock or Parent Convertible Preferred Stock in exchange for shares of Chancellor Common Stock or shares of Chancellor Convertible Preferred Stock, respectively, except with respect to cash received for Dissenting Shares. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of Chancellor, Merger Sub and Capstar.

                      (d) Material Agreements. Capstar and its subsidiaries shall have received any necessary consents required as a result of the Merger and transactions contemplated by this Agreement with respect to each Material Agreement. A true and correct list of which Material Agreements require such consents is set forth in the Capstar Disclosure Letter.

                      (e) Financial Services Agreements. Capstar and certain of its subsidiaries and Hicks Muse shall have entered into an amendment to each of the Monitoring and Oversight Agreement (the "Capstar M&O Agreement") between Hicks Muse and Capstar, the Monitoring and Oversight Agreement (the "Partners M&O Agreement") between Hicks Muse and Capstar Partners, the Financial Advisory Agreement (the "Capstar Financial Advisory Agreement") between Hicks Muse and Capstar, and the Financial Advisory Agreement (the "Partners Financial Advisory Agreement") between Hicks Muse and Partners, that provide (i) the Partners M&O Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (ii) the Partners Financial Advisory Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (iii) the Capstar M&O Agreement will be terminated at the Effective Time and, in consideration therefor, Capstar shall deliver to Hicks Muse at Closing a one-time cash payment of $14,202,000, (iv) Hicks Muse will receive a fee from Capstar of $17,500,000 in cash, payable at Closing, in satisfaction of its services performed under the Capstar Financial Advisory Agreement in connection with the Merger, and (v) the Capstar Financial Advisory Agreement would be modified to provide that following the Closing Date, Hicks Muse will be entitled to be Parent's financial advisor on certain transactions of Parent and its consolidated subsidiaries following the Closing as follows: (a) on any acquisition, disposition or exchange transaction (an "M&A Transaction") for which Parent or any such subsidiaries retain any Financial Advisor (as hereinafter defined), Hicks Muse shall be entitled to serve as a co-advisor on such transaction and shall have the right to mutually agree with the Company upon the selection of any such Financial Advisor or Financial Advisors so retained and, unless mutually agreed to otherwise by Hicks Muse and Parent, Hicks Muse would be entitled to receive a "market fee" for its services in connection therewith of no less than 50% of the aggregate fees paid to all such advisors (including Hicks Muse), (b) on any M&A Transaction of Parent or any of its subsidiaries for which a Financial Advisor is not retained by Parent or any of its subsidiaries but has a transaction value in excess of $500 million, Hicks Muse would be the exclusive financial advisor of Parent and its subsidiaries and receive a "market fee" for its services in connection therewith, and (c) on any underwriting, loan syndication, equity placement or other financing transaction (a "Financing Transaction") in which Parent or any of its subsidiaries retain one or more Financial Advisors, Hicks Muse would have the right to mutually agree with Parent on the selection of each such Financial Advisor in connection with such Financing Transaction; provided, however, that following the Closing, the amendment of the Capstar Financial Advisory Agreement will supersede any other similar financial advisory agreements between Hicks Muse (or any of its affiliates) and Parent or any of its post-Closing consolidated subsidiaries then in effect, including without limitation, the financial advisory agreement among Hicks Muse and Chancellor (as successor to Ranger Equity Holdings Corporation) and certain of its indirect subsidiaries (but only when and if the merger of Ranger Equity Holdings Corporation with Chancellor has been consummated). For purposes of this Agreement, a "Financial Advisor" is defined as any investment bank, commercial bank, underwriter, arranging or syndication agent or other person or entity that provides investment banking, underwriting, financial advice, valuation or other similar services with respect to any M&A Transaction or Financing Transaction; provided, however, that a Financial Advisor shall not include ordinary business brokers such as Star Media, Inc., Media Venture Partners, Ltd. or similar companies.

                      (f) Parent Registration Rights Agreement. Capstar shall have entered into an agreement with the holders of Chancellor Common Stock at the Effective Time that, after giving effect to the Merger and the issuance of shares of Parent Voting Common Stock therein, will own at least 1% of the outstanding shares of Parent Voting Common Stock immediately following the Effective Time, providing for rights of registration under the Securities Act of all shares of Parent Voting Common Stock held by such holders following the Merger on substantially similar terms as are provided for in that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, as amended, among Chancellor and each holder of Chancellor Common Stock party thereto as of the Effective Time (the "Chancellor Stockholders Agreement").




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                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned as follows:

             (a) at any time prior to the Effective Time, whether before or after receipt of the Chancellor Stockholders Approval or the Capstar Stockholders Approval, by mutual written consent of Chancellor and Capstar;

             (b) at any time prior to the Effective Time, whether before or after receipt of the Chancellor Stockholders Approval or the Capstar Stockholders Approval:

                 (i) by Chancellor or Capstar if the Capstar Stockholders
             Approval shall not have been obtained after submission by the Board of Directors of Capstar of the Capstar Stockholder Proposals for approval by the common stockholders of Capstar at a special meeting called for such purpose in accordance with Section 5.2(a);

                 (ii) by Capstar or Chancellor if the Chancellor Stockholders
             Approval shall not have been obtained after submission by the Board of Directors of Chancellor of this Agreement for adoption by the common stockholders of Chancellor at a special meeting called for such purpose in accordance with Section 5.2(b);

                 (iii) by Chancellor or Capstar if the Merger shall not have been consummated on or before July 15, 1999, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                 (iv) by Chancellor or Capstar if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                 (v) by Chancellor or Capstar in the event of a breach by the other party of any representation,
             warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"), provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                 (vi) by Chancellor if Capstar shall have breached the
             requirements of Section 5.5 hereof, unless Chancellor shall at such time be in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                 (vii) by Capstar or Chancellor if the Capstar Disinterested
             Stockholders Approval shall not have been obtained at the Capstar Stockholders meeting; or

                 (viii) by Capstar or Chancellor if the Chancellor Disinterested
             Stockholders Approval shall not have been obtained at the Chancellor Stockholders meeting;

                 (ix) by Capstar if the Board of Directors of Capstar or the
             Capstar Special Committee has determined in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Capstar Special Committee or the full Board of Directors of Capstar to withdraw or modify, in a manner materially adverse to Chancellor, its approval or recommendation of this Agreement or the Merger in accordance with Section 5.5(b); or

                 (x) by Chancellor if the Board of Directors of Chancellor or
             the Chancellor Special Committee has determined in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Chancellor Special Committee or the full Board of Directors of Chancellor to withdraw or modify, in a manner materially adverse to Capstar, its approval or recommendation of this Agreement or the Merger in accordance with Section 5.2(b)

         8.2 EFFECT OF TERMINATION. (a) In the event that Chancellor or Capstar terminates this Agreement as provided in Section 8.1(a), 8.1(b)(iii) or 8.1(b)(iv), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Chancellor or Capstar, other than the last sentence of Section 5.3 and Sections 2.10, 3.7, 8.2 and 11.2.

             (b) In the event that this Agreement is terminated by Chancellor pursuant to Section 8.1(b)(v) or 8.1(b)(vi) or by Capstar or Chancellor pursuant to Section 8.1(b)(i) or 8.1(b)(vii), Capstar shall promptly reimburse Chancellor for all substantiated out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors. In the event that this Agreement is terminated by Capstar pursuant to Section 8.1(b)(v) or by Chancellor or Capstar pursuant to Section 8.1(b)(ii) or 8.1(b)(viii), Chancellor shall promptly reimburse Capstar for all substantiated out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors.

             (c) In the event that this Agreement is terminated by Capstar pursuant to Section 8.1(b)(ix) or by Chancellor pursuant to Section 8.1(b)(x), the party electing to terminate this Agreement shall, concurrently with such termination, pay to the non-terminating party (by wire transfer of immediately available funds) an amount of $50,000,000 in cash (the "Termination Fee").

             (d) This Agreement shall not be deemed to have been validly terminated until all payments contemplated by Section 8.2(b) and 8.2(c) shall have been made in full. In the event of a termination pursuant to Sections 8.1(b)(i), 8.1(b)(ii), 8.1(b)(v), 8.1(b)(vi), 8.1(b)(vii) or 8.1(b)(viii), the reimbursement of expenses by the breaching party pursuant to Section 8.2(b) shall be the parties sole remedy unless the termination resulted from a willful material breach of the representations, warranties, covenants or other agreements in this Agreement, in which case the non-breaching party may seek damages or any other appropriate remedy at law or in equity. In the event of a termination pursuant to Sections 8.1(b)(ix) or 8.1(b)(x), the payment of the Termination Fee by Capstar or Chancellor, as applicable, pursuant to Section 8.2(c) shall be the non-terminating party's sole remedy.

         8.3 AMENDMENT. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Chancellor Stockholders Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of Chancellor's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 EXTENSION; CONSENT; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION, CONSENT OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension, consent or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of each of Chancellor or Capstar, action by its Board of Directors and each of the Chancellor Special Committee and the Capstar Special Committee.


                                   ARTICLE IX

                             SURVIVAL OF PROVISIONS

         9.1 SURVIVAL. The representations and warranties of Chancellor, Merger Sub and Capstar made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.

                                    ARTICLE X

                                     NOTICES

         10.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Chancellor or Merger Sub, to:

                      Chancellor Media Corporation
                      300 Crescent Court, Suite 600
                      Dallas, Texas 75201
                      Attention:  Jeffrey A. Marcus
                      Facsimile:  (214) 922-8701

              with copies to:

                      Weil, Gotshal & Manges LLP
                      100 Crescent Court, Suite 1300
                      Dallas, Texas 75201
                      Attention:  Michael A. Saslaw
                      Facsimile:  (214) 746-7777

                      and

                      Thompson & Knight, P.C.
                      1700 Pacific Avenue
                      Suite 3300
                      Dallas, Texas 75201
                      Attention:  Sam P. Burford, Jr.
                      Facsimile:  (214) 969-1751

     If to Capstar, to:

                      Capstar Broadcasting Corporation
                      600 Congress Avenue
                      Suite 1400
                      Austin, Texas 78701
                      Attention:  R. Steven Hicks
                                         William S. Banowsky, Jr.
                      Facsimile:  (512) 340-7890

                      and

                      c/o Hicks, Muse, Tate & Furst Incorporated
                      200 Crescent Court
                      Suite 1600
                      Dallas, Texas 75201
                      Attention:  Lawrence D. Stuart, Jr.
                      Facsimile:  (214) 740-7313

              with copies to:

                      Vinson & Elkins L.L.P.
                      3700 Trammell Crow Center
                      2001 Ross Avenue
                      Dallas, Texas  75201
                      Attention:  Michael D. Wortley
                      Facsimile:  (214) 999-7732

                      and:

                      R. Gerald Turner
                      Southern Methodist University
                      P.O. Box 750100
                      Dallas, Texas 75272-0333
                      Facsimile:  (214) 768-3844

                      and:

                      Hughes & Luce, LLP
                      1717 Main Street
                      Suite 2800
                      Dallas, Texas 75201
                      Attention:  Alan J. Bogdanow
                      Facsimile:  (214) 939-5849

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 ENTIRE AGREEMENT. Except for the documents executed by Chancellor and Capstar pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         11.2 EXPENSES. Except as provided in Section 8.2, whether or not the Merger is consummated, each of Chancellor and Capstar will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided, that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and Federal Trade Commission pursuant to the HSR Act, (ii) the filings with the FCC under the Communications Act, and (iii) the printing, mailing and distribution of the Joint Proxy Statement/Prospectus and the preparation and filing of the Form S-4, shall be borne equally by Chancellor and Capstar. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the fees and expenses of its attorneys.

         11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         11.4 NO THIRD PARTY BENEFICIARY. Except for Section 5.9, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto (including their respective Boards of Directors and the Capstar Special Committee and Chancellor Special Committee), and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         11.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         11.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.

         11.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Capstar or Chancellor under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         11.9 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, stockholder, incorporator or partner, as such, of Chancellor, Capstar, Merger Sub or the Surviving Corporation shall have any liability for any obligations of Chancellor, Capstar, Merger Sub or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Chancellor, Capstar and Merger Sub effective as of the date first written above.

                                   CHANCELLOR MEDIA CORPORATION



                                   By: /s/ ERIC C. NEWMAN
                                      --------------------------------------
                                   Name: Eric C. Newman
                                        ------------------------------------
                                   Title: Senior Vice President
                                         -----------------------------------

                                   CAPSTAR BROADCASTING CORPORATION



                                   By: /s/ WILLIAM S. BANOWSKY, JR.
                                      --------------------------------------
                                   Name: William S. Banowsky, Jr.
                                        ------------------------------------
                                   Title: Executive Vice President
                                         -----------------------------------


                                   CBC ACQUISITION COMPANY, INC.



                                   By: /s/ WILLIAM S. BANOWSKY, JR.
                                      --------------------------------------
                                   Name:  William S. Banowsky, Jr.
                                        ------------------------------------
                                   Title: Vice President
                                         -----------------------------------

                                                                         ANNEX I


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                      (Originally Incorporated May 19, 1997
                      as Capstar Broadcasting Corporation)

--------------------------------------------------------------------------------

         Capstar Broadcasting Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         A. The Corporation's original Certificate of Incorporation was filed under the name Capstar Broadcasting Corporation with the Secretary of State of the State of Delaware on May 19, 1997.

         B. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 21, 1998.

         C. This Second Amended and Restated Certificate of Incorporation amends and restates in its entirety the Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted by the vote of the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         D. The text of the Corporation's Amended and Restated Certificate of Incorporation is hereby further amended and restated in its entirety to read in full as follows:

         FIRST: The name of the corporation is Chancellor Media Corporation (the "Corporation").

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,100,000,000 shares consisting of (a) 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), (b) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and (c) 50,000,000 shares of Nonvoting Common Stock, par value $0.01 per share (the "Nonvoting Common Stock").

                  The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock and the Nonvoting Common Stock are as follows:

         1. Reclassification of Existing Class A Common Stock, Class B Common Stock and Class C Common Stock.

                  (a) Upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of Class A Common Stock, par value $0.01 per share, and Class C Common Stock, par value $0.01 per share, of the Corporation outstanding shall be reclassified, changed and converted into [0.4800-0.5050]1 of a share of the Common Stock, and each share of Class B Common Stock, par value $0.01 per share, of the Corporation outstanding shall be reclassified into [0.4800-0.5050]1 of a share of Nonvoting Common Stock (such reclassifications collectively being the "Reclassification").

                  (b) After the Reclassification, each holder of the shares of capital stock of the Corporation being reclassified, changed and converted as provided herein shall be entitled to receive, upon surrender at the office of the Corporation or the transfer agent (the "Transfer Agent") for the Common Stock and Nonvoting Common Stock of such holder's certificate or certificates representing the shares being reclassified, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, as promptly as practicable after such surrender one or more certificates evidencing the Common Stock or Nonvoting Common Stock, as applicable, issuable to such holder in respect of the Reclassification. After the


--------------
1     To be determined in accordance with Section 1.9(a) of the Merger
Agreement.

Reclassification, pending the issuance and delivery of such certificates in accordance herewith, the certificate or certificates evidencing the shares of previously outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock being reclassified shall be deemed to evidence the shares of Common Stock or Nonvoting Common Stock, as applicable, issuable upon the Reclassification.

                  (c) No certificates or scrip representing fractional shares of Common Stock or Nonvoting Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Reclassification represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock of the Corporation which have been converted pursuant to Section 1(a), and such fractional share interests will not entitle the owner thereof to vote or any rights of a stockholder of the Corporation. In lieu of any such fractional shares, the Corporation shall satisfy payment with respect to such fractional shares by delivering to the Transfer Agent for distribution to the holders of such fractional shares reasonably promptly following the Reclassification cash (without interest) in an amount equal to the aggregate amount of all such fractional shares multiplied by the closing price per share of the Class A Common Stock of the Corporation on the New York Stock Exchange on the trading day immediately prior to the Reclassification.

         2.       Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                        (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                        (ii) the number of shares to constitute the class or series and the designations thereof;

                        (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                        (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                        (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                        (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                        (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                        (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                        (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

         3.       Provisions Relating to the Common Stock and Nonvoting Common
Stock.

                  (a) Except as otherwise set forth in this Paragraph 3, each share of Common Stock and Nonvoting Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote as a class upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held. The holders of shares of Nonvoting Common Stock shall not be entitled to vote upon any matters submitted to a vote of the stockholders of the Corporation except as may otherwise be required by applicable law; provided, however, that the Nonvoting Common Stock shall not have the right to vote on any matter if such right would cause the Nonvoting Common Stock to become voting securities within the meaning of 12 C.F.R. 225.2(p), as that section may be amended from time to time.

                  (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Nonvoting Common Stock shall be entitled to receive and participate ratably in such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on the Common Stock and Nonvoting Common Stock and to the holders of Nonvoting Common Stock in shares of Nonvoting Common Stock (or in rights to subscribe for or purchase shares of Nonvoting Common Stock or securities or indebtedness convertible into or exchangeable for shares of Nonvoting Common Stock).

                  (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Nonvoting Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock or Nonvoting Common Stock held by them.

                  (d) Subject to and upon compliance with the provisions of this
Section 3 and any necessary approval of the Federal Communications Commission, any holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to convert each share of Nonvoting Common Stock held by such holder into a share of Common Stock at the conversion rate of one share of Common Stock for one share of Nonvoting Common Stock. The conversion of any shares of Nonvoting Common Stock into shares of Common Stock shall be effected by the holder of the shares of Nonvoting Common Stock to be converted surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Common Stock or at such other place as the Corporation is willing to accept such surrender accompanied by written notice to the Corporation at such office or other place that it elects to so convert and stating the number of shares of Nonvoting Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office or other place to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder as specified in such notice. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the shares to be converted in accordance with the procedure set forth in this Section 3, and the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares at such time. In the event of the conversion of less than all of the shares of Nonvoting Common Stock into shares of Common Stock evidenced by the certificate so surrendered, the Corporation shall execute and deliver to or upon the written order of such holder, without charge to such holder, a new certificate evidencing the shares of Nonvoting Common Stock not converted.

                  (e) Any dividends declared and not paid on shares of Nonvoting Common Stock prior to their conversion as provided in Section 3(d) shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

                  (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or any shares of Common Stock held in its treasury, solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid, and nonassessable.

                  (g) The Corporation shall treat the shares of Common Stock and Nonvoting Common Stock identically in respects of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Nonvoting Common Stock).

                  (h) Notwithstanding any other provision contained in this Second Amended and Restated Certificate of Incorporation, if a holder of the Nonvoting Common Stock is a Regulated Entity (as defined below), such holder may transfer the

Nonvoting Common Stock only under the following circumstances: (i) in a widely distributed public offering; (ii) in a transfer pursuant to Rule 144 under the Securities Act of 1933, as amended, or any similar rule then in force; (iii) in a transfer constituting two percent or less of the outstanding shares of the Nonvoting Common Stock; (iv) in a transfer to a person if such person already owns or has negotiated to purchase at least a majority of the Common Stock; (v) in a transfer to the Corporation; (vi) in a transfer to an affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such holder or to any other Regulated Entity; or (vii) in any method of transfer permitted by the Board of Governors of the Federal Reserve System. As used herein, "Regulated Entity" means (A) any entity that is a "bank holding company" (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the "BHC Act")) or any non-bank subsidiary of such an entity and (B) any entity that, pursuant to Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

                  (i) Shares of Nonvoting Common Stock that are converted into shares of Common Stock, as provided herein, shall be retired and canceled and shall not be reissued.

         4.       General.

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock and Nonvoting Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The number of directors constituting the Board of Directors shall be no less than five and no more than twenty, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock. Commencing on the date on which this Second Amended and Restated Certificate of Incorporation shall become effective pursuant to the General Corporation Law of the State of Delaware, the directors of the Corporation shall be divided into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and the third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2000 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2001 annual meeting of stockholders and the term of office of the Class III directors shall expire at the 2002 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2000 annual meeting, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         SIXTH: The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

         SEVENTH: The following provisions are included for the purpose of ensuring that control of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

         (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

         (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

         (c) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Seventh.

         EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

         NINTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the

Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or (iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Ninth shall extend to proceedings involving the negligence of such Person.

         The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ninth.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

         ELEVENTH: All of the power of the Corporation, insofar as may be lawfully vested by this Second Amended and Restated Certificate of Incorporation in the Board of Directors of the Corporation, is hereby conferred upon the Board of Directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of the directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the bylaws of the Corporation.

                                                                        ANNEX II


                                                                          , 1999
                                                                 ---------

Capstar Broadcasting Corporation
600 Congress Avenue, Suite 1400
Austin, Texas 78701

Ladies and Gentlemen:

         I have been advised that I have been identified as a possible "affiliate" of Chancellor Media Corporation, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

         Pursuant to the terms of an Agreement and Plan of Merger dated as of August 26, 1998 (the "Merger Agreement"), by and among the Company, Capstar Broadcasting Corporation, a Delaware corporation ("Capstar") and CBC Acquisition Company, Inc., a Delaware corporation ("Merger Sub"), Chancellor will be merged with and into the Merger Sub (the "Merger"), with the Merger Sub continuing as the surviving corporation in the Merger, and as a wholly-owned subsidiary of Capstar, which will change its name immediately prior to such Merger to Chancellor Media Corporation (as such, the "Parent"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of Common Stock, $0.01 par value, of Parent ("Parent Common Stock") in exchange for shares of Common Stock, $.01 par value, of the Company (collectively, the "Shares") owned by me at the effective time of the Merger as determined pursuant to the Merger Agreement.

         A. In connection therewith, I represent, warrant and agree that:

                  1. I shall not make any sale, transfer or other disposition of the Parent Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

                  2. I have been advised that the issuance of Parent Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, if at the time the Merger was submitted for a vote of the stockholders of the Company I am determined to have been an "affiliate" of the Company, any sale by me of the shares of Parent Common Stock I receive as a result of the Merger must be (i) registered under the Securities Act, (ii) made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) made pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

                  3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Parent Common Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

         B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

                  1. I understand that Parent will give stop transfer instructions to its transfer agents with respect to the Parent Common Stock and that the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, will bear a legend substantially to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _____________ 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND CHANCELLOR MEDIA CORPORATION (FORMERLY KNOWN AS CAPSTAR BROADCASTING CORPORATION), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CHANCELLOR MEDIA CORPORATION."

                  2. I also understand that unless the transfer by the undersigned of any Parent Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to any transferee:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

         It is understood and agreed that the legends set forth in paragraphs
(B) 1 and 2 above shall be removed by delivery of new certificates without such legend if Parent receives an opinion of counsel reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) under the Securities Act are then available to the undersigned, or
(iii) Parent has received under the Securities Act an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

         Except pursuant to any contractual registration rights, if any, that I have on the date hereof or may hereafter enter into, Parent shall be under no further obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available.


                                               Very truly yours,